AGREEMENT

                                   dated as of

                                  March 3, 1999

                                 by and between

                               LECTRA SYSTEMS INC.

                                       and

                                  MODACAD, INC.

                                    AGREEMENT

     AGREEMENT, dated and entered into this 3rd day of March, 1999 and made effective as of the Effective Date (this "Agreement"), by and between Lectra Systems Inc., a New York corporation ("Buyer"), and ModaCAD, Inc., a California corporation ("Seller").

                                    RECITALS:

     WHEREAS,   Seller   develops,   markets  and  services   CAD/CAM   software
applications (the "ModaCAD CAD Markets");

     WHEREAS, Seller desires to divest its product lines relating to the ModaCAD CAD Markets; and

     WHEREAS, Buyer desires to acquire, and Seller desires to transfer, sell and/or license substantially all of Seller's assets relating to the ModaCAD CAD Markets and all related products, technology and business.

     NOW, THEREFORE, in consideration of the mutual covenants, representations and agreements made herein, and of the mutual benefits to be derived hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     The following terms shall have the following respective meanings for all purposes of this Agreement:

     "Acquisition" shall mean the purchase and sale of the Assets pursuant to the terms of this Agreement.

     "Adverse Consequences" shall mean all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys' fees and expenses incurred in investigation or defense of any of the same or asserting its rights hereunder.

     "Affiliate" or "affiliate" shall mean, with respect to any Person, any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. As used in this definition of "Affiliate", the term "control" and any derivatives thereof mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

     "Agreement" shall mean this Asset Purchase Agreement, as it may be from time to time amended.

     "Assets" has the meaning set forth in Section 2.01.

     "Assumed Contracts" has the meaning set forth in Section 2.01(d).

     "Assumed Liabilities" has the meaning set forth in Section 2.03(a).

     "Basis" shall mean any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms or could form the basis for any specified consequence.

     "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday under the Federal laws of the United States.

     "Cataloguing License" has the meaning set forth in Section 2.04.

     "Cataloguing Royalty" shall mean the royalty payable to Seller under the Cataloguing License.

     "Closing" shall mean the completion of the Acquisition pursuant to this Agreement.

     "Closing Date" shall mean the date the Closing takes place.

     "Collateral Agreements" has the meaning set forth in Section 3.02.

     "Confidential Information" shall mean any information concerning the Assets, the ModaCAD CAD Core Technology, the ModaCAD Cataloguing Products and the Lectra Group products that is not already generally available to the public.

     "Core Technology License" has the meaning set forth in Section 2.05.

     "Disclosure Schedule" has the meaning set forth in the preamble to Article III.

     "Distribution Agreement" shall mean that certain Distribution Agreement, dated as of June 23, 1994, between Seller and ModaCAD Europe ApS (the "Distributor").

     "Effective Date" has the meaning set forth in Section 2.01.

     "Excluded Assets" has the meaning set forth in Section 2.02.

     "Governmental   Entity"   shall  mean  any  foreign  or   domestic   court,
administrative   agency  or  commission  or  other  governmental   authority  or
instrumentality.

     "Intellectual Property" shall mean (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith,
(e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all Software, (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Intellectual  Property  Assets"  has the  meaning  set  forth  in  Section
2.01(b).

     "Knowledge" shall mean, with respect to a Person, actual knowledge after reasonable investigation, including the knowledge of such Person's directors and officers and employees with responsibility for the particular matters referred to.

     "Lectra Competitor" has the meaning set forth in Section 6.03(e).

     "Lectra Exclusive Markets" shall mean ** . For purposes of this definition, ** . For purposes of this definition (but not the definition of Lectra Markets), the following are not ** .

-------------------------------
**The material deleted has been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Commission.

     "Lectra Markets" shall mean ** . For purposes of this definition it is understood that (i) ** , and (ii) this definition includes (a) ** .

     "Lectra Group" shall mean Lectra SA, Buyer and their respective Affiliates.

     "Lectra SA" shall mean Lectra Systemes SA, the parent company of Buyer.

     "Liability" shall mean any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Material Adverse Change" shall mean an occurrence, event or development which has had or is reasonably likely to have a Material Adverse Effect.

     "Material Adverse Effect" shall mean a material adverse effect on the Assets, the ModaCAD CAD Core Technology or the ModaCAD Cataloguing Products or the ability of Buyer to own and use the Assets or to use the ModaCAD CAD Core Technology pursuant to the Core Technology License or the ModaCAD Cataloguing Products pursuant to the Cataloguing License after the Closing in substantially the same manner as Seller on the date hereof. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

     "Maximum Liability" has the meaning set forth in Section 8.02(a).

     "ModaCAD CAD Core Technology" has the meaning set forth in Section 2.02.

     "ModaCAD CAD Products" has the meaning set forth in Section 2.01(a).

     "ModaCAD CAD Product Copyrights" has the meaning set forth in Section 2.01(b).

-------------------------------
**The material deleted has been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Commission.

     "ModaCAD CAD Product Trademarks" has the meaning set forth in Section 2.01(b).

     "ModaCAD Cataloguing Products" has the meaning set forth in Section 2.04.

     "ModaCAD Markets" shall mean ** . For purposes of this definition it is understood that this definition includes (i) ** . Notwithstanding the foregoing, ModaCAD Markets shall not include any applications which fall within the definition of the Lectra Exclusive Markets.

     "Ordinary Course of Business" shall mean the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Parties" shall mean collectively Buyer and Seller.

     "Person" shall mean an individual, partnership, corporation, limited liability company, joint venture, unincorporated organization, cooperative or a governmental entity or agency thereof.

     "Purchase Price" has the meaning set forth in Section 2.07.

     "Regulatory Authority" shall mean any foreign, United States Federal or state government or governmental authority the approval of which, or filing with, is legally required or permitted for consummation of the transactions contemplated by this Agreement and the Collateral Agreements.

     "Security Interest" shall mean any mortgage, pledge, lien, encumbrance, charge or other security interest.

     "Software" means any computer program, operating system, applications system, firmware or software of any nature, whether operational, under development or inactive, including all object code, source code, technical manuals, user manuals and other documentation therefor, whether in machine-readable form, programming language or any other language or symbols, and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature.

     "Support Team" has the meaning set forth in Section 6.01(a).

     "Tax" shall mean any United States federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under
Section 59A of the Internal Revenue Code of 1986, as amended), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

-------------------------------
**The material deleted has been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Commission.

     "Tax Return" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Technical Support Period" has the meaning set forth in Section 6.01.

     "Warrant" has the meaning set forth in Section 6.03(c).

                                   ARTICLE II

                           PURCHASE AND SALE OF ASSETS

     Section 2.01. Purchase and sale of assets. At the closing, upon the terms and subject to the conditions contained herein, seller shall sell, transfer, convey, assign and deliver to buyer, effective as of december 31, 1998 (the "effective date"), and buyer shall purchase and accept from seller, all right, title and interest of seller, in and to all of the assets and rights of seller listed below as the same may exist on the closing date, free and clear of all security interests of every kind (collectively, the "assets"):

     (a) the source code and any available documentation of the 3D Visual Merchant product and the ModaCAD Textile Suite product (including such products as known under all previous names and all translations thereof (including translations pursuant to the Distribution Agreement), all as listed on Schedule 2.01(a) hereto) (the "ModaCAD CAD Products") and, if any, all pending and future sales, including software, services and maintenance fees in respect of such products and all amounts due to Seller under the Distribution Agreement, received or arising after the Effective Date;

     (b) Seller's trademark rights (the "ModaCAD CAD Product Trademarks") and Seller's copyright rights (the "ModaCAD CAD Product Copyrights") in the "3D Visual Merchant" product (regardless of the name under which marketed, all as listed on Schedule 2.01(a) hereto) and name (and all previous names for "3D Visual Merchant" as listed on Schedule 2.01(a) hereto, other than any names including "Moda") and the "Textile Suite" product, including, without limitation, rights to sue for and remedies against past, present and future infringements thereof, and rights of priority and protection of interests therein under the laws of any jurisdiction worldwide and all tangible embodiments thereof (together with all Intellectual Property rights included in the other clauses of this Section 2.01, the "Intellectual Property Assets");

     (c) all marketing materials prepared prior to the Closing Date by Seller in support of the ModaCAD CAD Products, including but not limited to documentation, literature, demo materials, video materials, interactive CD-ROM, packaging, testimonials, customer lists, marketing/business plans, prospect lists, customer proposals and account management methodology;

     (d) all of the rights and benefits accruing to Seller under all contracts, arrangements, licenses and software, service and maintenance agreements, written or oral, relating to the ModaCAD CAD Products and listed on Schedule 2.01(d) hereto, including without limitation any right to receive payment for products sold or services rendered after the Effective Date, and to receive goods and services, pursuant to such agreements and to assert claims and take other rightful actions in respect of breaches, defaults and other violations of such contracts, arrangements, licenses and other agreements (the "Assumed Contracts"), provided, however, that the Assumed Contracts shall exclude the Distribution Agreement (other than the right to receive payments thereunder in respect of the Textile Suite as set forth in Section 2.01(a) above);

     (e) all operating data and records of Seller relating to the ModaCAD CAD Products, including without limitation customer lists and records, production reports and records, equipment logs, operating guides and manuals, purchasing materials and records, research and development files, customer installed base and related information, correspondence and other similar documents and records;

     (f) all Intellectual Property and all rights thereunder or in respect thereof primarily relating to or used or held for use in connection with the Assets, except (i) all Intellectual Property and all rights thereunder or in respect thereof relating solely to or used or held for use solely in connection with the Excluded Assets set forth in Section 2.02 and (ii) all Intellectual Property rights subject to the Cataloguing License or the Core Technology License; and

     (g) all cash and accounts receivable in respect of sales (including by way of license) of the ModaCAD CAD Products subsequent to the Effective Date.

     Section 2.02. Excluded Assets. Anything to the contrary in Section 2.01 notwithstanding, the Assets shall exclude and Buyer shall not acquire (a) any assets, properties, claims, rights and interests of Seller not described in
Section 2.01, whether tangible or intangible, (b) the source code and any available documentation, and all copyrights thereto, of the 3D Rendering component, the 2 1/2D rendering component (ModaDRAPE), and their related Intellectual Properties, including but not limited to US patents number 5,333,245 and 5,504,845 and patent pending Ser. No. ** and all enhancements thereto developed by ModaCAD after the Closing Date (the "ModaCAD CAD Core
Technology"), (c) Seller's continued exclusive ownership of all rights to exclusive use of "Moda," "ModaCAD" and any other names and trademarks not licensed or sold to Buyer, (d) that portion of customer lists, research and development files, marketing business plans, prospect lists, customer proposals and account management methodology that do not relate to the ModaCAD CAD Products or (e) the Distribution Agreement (other than the right to receive payments thereunder in respect of the Textile Suite as set forth in Section 2.01(a) above (collectively, the "Excluded Assets").

     Section 2.03. Assumption of Liabilities.

     (a) At the Closing, upon the terms and subject to the conditions contained herein, Buyer shall assume, effective as of the Effective Date, and discharge in accordance with their terms, Seller's obligations under the Assumed Contracts

-------------------------------
**The material deleted has been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Commission.

arising after the Effective Date other than Liabilities under Seller's product warranties and all Liabilities under the Assumed Contracts for customer support obligations for which Seller recognized revenue prior to the Effective Date (the "Assumed Liabilities"). Schedule 2.03 sets forth all Liabilities for customer support or other obligations under the Assumed Contracts for which Seller recognized revenue prior to the Effective Date and for which Seller shall remain liable.

     (b) The parties hereto agree that Buyer shall not assume, pay, discharge, become liable for or perform when due, and Seller shall not cause Buyer so to assume, pay, discharge, become liable for or perform, any, and Seller shall pay, discharge or perform when due all, Liabilities (contingent or otherwise), debts, contracts, commitments and other obligations of Seller of any nature whatsoever except the Assumed Liabilities.

     Section 2.04. ModaCAD Cataloguing Products License. Effective as of the Closing Date, Seller shall grant to Buyer, and Buyer shall accept, a license, substantially in the form of the license agreement attached hereto as Exhibit
2.04 (the "Cataloguing License"), to market, sell and service the source code and any available documentation of the ModaFINITY and ModaCATALOG products (the "ModaCAD Cataloguing Products"), which license shall be exclusive as to the Lectra Exclusive Markets and non-exclusive as to the Lectra Markets which are not Lectra Exclusive Markets; provided, however, that Seller retains the exclusive right to market, sell (or license to end users) and service the ModaCAD Cataloguing Products for the ModaCAD Markets and all markets other than the Lectra Markets and the Lectra Exclusive Markets, all as more fully set forth in the Cataloguing License.

     Section 2.05. ModaCAD CAD Core Technology License. Effective as of the Closing Date, Seller shall grant to Buyer, and Buyer shall accept, a license, substantially in the form of the license agreement attached hereto as Exhibit
2.05 (the "Core Technology License"), to use the ModaCAD CAD Core Technology for all of the Lectra Group's products, including the ModaCAD CAD Products and the ModaCAD Cataloguing Products, in the Lectra Markets, which license shall be exclusive as to the Lectra Exclusive Markets and non-exclusive as to the Lectra Markets which are not Lectra Exclusive Markets; provided, however, that Seller retains the exclusive right to use the ModaCAD CAD Core Technology for the ModaCAD Markets and all markets other than the Lectra Markets and the Lectra Exclusive Markets, all as more fully set forth in the Core Technology License.

     Section 2.06. Closing. The Closing shall take place at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103, commencing at 9:00 a.m. on the second Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to the certificates, opinions and agreements to be delivered at the Closing) or such other date as the Parties may mutually determine. Each party hereto agrees to use its reasonable efforts to satisfy promptly the conditions to the obligations of the respective parties hereto in order to expedite the Closing.

     Section 2.07. Purchase Price. The purchase price (the "Purchase Price") for the Assets, the Cataloguing License and the Core Technology License shall consist of (i) $3,000,000 in cash and (ii) the assumption of the Assumed Liabilities.

     Section 2.08. Delivery of Purchase Price and Transfer of Assets.

     (a) On the Closing Date, Buyer shall pay to Seller $3,000,000 by wire transfer of immediately available funds to such bank account as Seller shall specify in writing to Buyer, at least five Business Days prior to the Closing Date.

     (b) At the Closing, Seller shall deliver to Buyer such bills of sale, endorsements, assignments and other instruments of sale, conveyance, transfer and assignment, reasonably satisfactory in form and substance to Buyer and its counsel, as may be reasonably requested by Buyer, in order to convey to Buyer good and marketable title to the Assets, free and clear of all Security Interests and encumbrances except as permitted by this Agreement.

     Section 2.09. Allocation of Purchase Price. The Purchase Price (and all other capitalizable costs, including the amount of any Assumed Liabilities) shall be allocated in its entirety among the Assets, the Cataloguing License and the Core Technology License in accordance with Schedule 2.09 hereto. Seller and Buyer shall file all information and Tax returns (and any amendments thereto) in a manner consistent with this Section 2.09. If, contrary to the intent of the Parties hereto as expressed in this Section 2.09, any taxing authority makes or proposes an allocation different from that contained in this Section 2.09, Seller and Buyer shall cooperate with each other in good faith to contest such taxing authority's allocation (or proposed allocation); provided, however, that, after consultation with the Party adversely affected by such allocation (or proposed allocation), the other Party hereto may file such protective claims or returns as may reasonably be required to protect its interests.


     Section 2.10. Consent of Third Parties. Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an agreement to assign or transfer any instrument, contract, lease, permit, license or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom if an assignment or transfer or an attempt to make such an assignment or transfer without the consent of a third party would constitute a breach or violation thereof or affect adversely the rights of Buyer or Seller thereunder; and any transfer or assignment to Buyer by Seller of any interest under any such instrument, contract, lease, permit, license or other agreement or arrangement that requires the consent of a third party shall be made subject to such consent or approval being obtained. In the event any such consent or approval is not obtained on or prior to the Closing Date, Seller shall continue to use all reasonable efforts to obtain any such approval or consent after the Closing Date until such time as such consent or approval has been obtained and Seller will cooperate with Buyer in any lawful and economically feasible arrangement to provide that Buyer shall receive the interest of Seller in the benefits under any such instrument, contract, lease, permit, license or other agreement or arrangement, including performance by Seller, as agent, if economically feasible, provided that Buyer shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent Buyer would have been responsible therefor hereunder if such consent or approval had been obtained. Seller shall pay and discharge, and shall indemnify and hold Buyer harmless from and against, any and all out-of-pocket costs of seeking to obtain or obtaining any such consent or approval whether before or after the Closing Date. Nothing in this Section 2.10 shall be deemed a waiver by Buyer of its right, pursuant to Section 7.01(d), to have received on or before the Closing an effective assignment of all of the Assets nor shall this Section 2.10 be deemed to constitute an agreement to exclude from the Assets any assets described under Section 2.01.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                CONCERNING SELLER

     Seller represents and warrants to Buyer that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the disclosure schedule delivered by Seller to Buyer on the date hereof and initialed by the Parties (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article III.

     Section 3.01. Organization, Etc. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has full corporate power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease.

     Section 3.02. Authorization. Seller has all requisite corporate power and authority to enter into this Agreement and each of the other agreements and instruments contemplated hereby (the "Collateral Agreements"), to carry out its obligations under this Agreement and each of the Collateral Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Collateral Agreements, the consummation of the transactions contemplated hereby and thereby and the performance by Seller of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been, and each Collateral Agreement will be, duly executed and delivered by Seller. This Agreement is, and each Collateral Agreement, when duly executed and delivered, will be, the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

     Section 3.03. No Violation. The execution and delivery by Seller of this Agreement and each Collateral Agreement and the consummation by Seller of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, (a) conflict with, or result in any violation of or default under, any provision of Seller's Articles of Incorporation, By-laws or other organizational documents; (b) conflict with, or result in any violation of or default under, any permit, concession, grant, franchise, law, rule or regulation, judgment, decree, order of any court or other Governmental Entity, agreement, contract, indenture or other instrument (including without limitation the Assumed Contracts) to which Seller is a party or to which any of its property or assets is subject; (c) terminate or modify, or give any Person the right to terminate or modify, the provisions or terms of any Assumed Contract; or (d) result in the creation of, or give any Person the right to create, a Security Interest in the Assets.

     Section 3.04. Approvals. The execution and delivery of this Agreement and each Collateral Agreement and the consummation of the transactions contemplated hereby and thereby by Seller will not require the consent, approval, order or authorization of any Governmental Entity, Regulatory Authority or other Person under any statute, law, rule, regulation, permit, license, agreement, indenture or other instrument to which Seller is a party or to which any of its properties or assets are subject, and no declaration, filing or registration with any Governmental Entity or Regulatory Authority is required or advisable by Seller in connection with the execution and delivery of this Agreement and each Collateral Agreement, the consummation of the transactions contemplated hereby and thereby, or the performance by Seller of its obligations hereunder and thereunder, except for Intellectual Property filings and recordations, including but not limited to recordations of assignment, necessary to transfer to Buyer the Intellectual Property Assets.

     Section 3.05. Title to Assets. Seller has, and upon payment therefor Buyer will have, good and marketable title to, or valid and subsisting leasehold interests in or valid licenses to use, all of the Assets, free and clear of any Security Interests of any nature, options to purchase or lease, easements, restrictions, covenants, conditions, or imperfections of title, whether existing or proposed.

     Section 3.06. Litigation. There is no action, suit, investigation, arbitration or proceeding pending or, to Seller's Knowledge, threatened against or affecting Seller's rights in and to, or otherwise involving, the Assets, the ModaCAD CAD Core Technology or the ModaCAD Cataloguing Products (including without limitation no charge of patent, copyright and/or trademark infringement),  by or  before  any  Governmental  Entity,  or any  Basis in fact therefor known to Seller, whether at law or in equity. None of the actions, suits, proceedings, hearings and investigations set forth in the Disclosure Schedule could reasonably be expected to result in any Material Adverse Effect. With respect to each litigation or claim described in the Disclosure Schedule, copies of all pleadings, filings, correspondence with opposing parties and their counsel, opinions of counsel, results of studies, judgments, orders, attachments, impositions of or recordings of Security Interests and other documents have been furnished to Buyer. Seller is not subject to any outstanding injunction, judgment, order, decree, ruling or charge which could reasonably be expected to have a Material Adverse Effect.

     Section 3.07. Contracts. The Disclosure Schedule contains a complete list of all currently effective written or oral agreements, contracts, commitments and other instruments and arrangements relating to the ModaCAD CAD Products, the ModaCAD CAD Core Technology or the ModaCAD Cataloguing Products or by which any of the Assets are bound or affected, other than (i) licenses of the Textile

Suite to end-users pursuant to the Distribution Agreement, (ii) licenses of ModaCAD Cataloguing Products to end-users and (iii) licenses to end-users of ModaCAD products (other than the ModaCAD CAD Products) which utilize the ModaCAD CAD Core Technology. Except as indicated on the Disclosure Schedule, all of the foregoing agreements, contracts, commitments and other instruments and arrangements are Assumed Contracts. True and correct copies of all the Assumed Contracts, all of which are listed on Schedule 2.01(d), have been furnished to Buyer. The Disclosure Schedule sets forth a complete list of all obligations to provide customers with new releases, updates and/or enhancements of the ModaCAD CAD Products. With respect to each Assumed Contract (whether or not listed on the Disclosure Schedule): (i) the agreement is legal, valid, binding, enforceable and in full force and effect; (ii) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby; (iii) neither Seller nor, to Seller's Knowledge, any other party thereto, is in breach or default in any material respect, and no event has occurred which with notice or lapse of time would constitute a breach or default in any material respect, or permit termination, modification or acceleration, under the agreement; and (iv) neither Seller nor, to Seller's Knowledge, any other party thereto has repudiated any provision of the agreement. There are no material Liabilities of Seller or, to Seller's Knowledge, any other party to any of the Assumed Contracts arising from any breach of or default in any provision thereof, nor has there occurred any breach or default thereof by Seller which would permit the acceleration of any obligation of any party thereto or the creation of a Security Interest upon any of the Assets. There are no negotiations pending or in progress to revise any material terms of such Assumed Contracts. The Disclosure Schedule contains a complete list of all Persons currently using the ModaCAD CAD Products (other than end-users of the Textile Suite and the ModaFINITY product pursuant to the Distribution Agreement), as well as a listing of (i) total sales pursuant to the Distribution Agreement,
(ii) sales pursuant to the Distribution Agreement during each of the years ended December 31, 1997 and 1998 and (iii) all customers of the Distributor pursuant to such Distribution Agreement which are known to ModaCAD. Except as set forth on Schedule 2.03, there are no Liabilities for customer support or other obligations (other than warranty obligations for which Seller remains liable) under the Assumed Contracts for which Seller recognized revenue prior to the Effective Date. The Distributor under the Distribution Agreement did not meet the Renewal Minimum (as defined in Section 2.3 of the Distribution Agreement) for the June 23, 1997 - June 22, 1998 annual period and, accordingly, the Distribution Agreement will terminate in accordance with its terms at 11:59 p.m. on June 22, 1999.

     Section 3.08. Brokerage Fees. Neither Seller nor any of its Affiliates has retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby or any transaction of like nature that would be required to be paid by Seller.

     Section 3.09. No Product Liabilities; Product Warranties. (a) Seller has not incurred, nor does Seller know of or have any reason to believe there is any Basis for alleging, any liability, damage, loss, cost or expense as a result of any defect or other deficiency ("Product Liability") with respect to any of the ModaCAD CAD Products or the ModaCAD Cataloguing Products or service rendered by Seller in connection therewith, whether such Product Liability is incurred by reason of any express or implied warranty (including, without limitation, any warranty of merchantability or fitness), any doctrine of common law (tort, contract or other), any statutory provision or otherwise and irrespective of whether such Product Liability is covered by insurance.

     (b) Seller has furnished Buyer with the standard forms of warranties or guarantees of Seller's services that are in effect or proposed to be used by it in connection with the ModaCAD CAD Products and the ModaCAD Cataloguing Products, which forms contain all warranties and guarantees given by Seller to their customers with respect to their services, except for those warranties imposed by law. There are no pending or, to Seller's Knowledge, threatened claims under any warranty or guaranty against Seller. The Disclosure Schedule lists all payments or settlements made in respect of any such warranty or guaranty (including without limitation any returns or allowances) in excess of $10,000 individually or $100,000 in the aggregate since January 1, 1997, indicating the name of each customer, the amount of each payment and a brief description of the facts relating thereto.

     Section 3.10. Intellectual Properties. (a) Seller owns or has the exclusive right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary or desirable in connection with the Assets, the ModaCAD Cataloguing Products as licensed to Buyer in the Cataloguing License and the ModaCAD CAD Core Technology as licensed to Buyer in the Core Technology License. The Intellectual Property Assets owned or used by Seller immediately prior to the Closing hereunder will be owned or available for use by Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. Seller has taken all necessary and desirable action to maintain and protect each item of Intellectual Property necessary or desirable in connection with the Assets, the ModaCAD Cataloguing Products as licensed to Buyer in the Cataloguing License and the ModaCAD CAD Core Technology as licensed to Buyer in the Core Technology License. The Intellectual Property Assets, together with all Intellectual Property rights subject to the Cataloguing License and the Core Technology License, comprise all the Intellectual Property necessary and desirable for Buyer to develop, market and service CAD/CAM software applications as now done by Seller in the ModaCAD CAD Markets.

     (b) To Seller's Knowledge, the ModaCAD CAD Products, the ModaCAD CAD Core Technology as licensed to Buyer in the Core Technology License, the ModaCAD Cataloguing Products as licensed to Buyer in the Cataloguing License and the conduct of Seller's business in the ModaCAD CAD Markets do not interfere with, infringe upon, misappropriate or otherwise come into conflict with any Intellectual Property rights of third parties, and neither Seller nor its directors or officers (or employees with responsibility for Intellectual Property matters) has ever received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that Seller must license or refrain from using any Intellectual Property rights of any third party). To Seller's Knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Seller relating to the ModaCAD CAD Products, the ModaCAD Cataloguing Products as licensed to Buyer in the Cataloguing License, the ModaCAD CAD Core Technology as licensed to Buyer in the Core Technology License, the ModaCAD CAD Product Copyrights and the ModaCAD CAD Product Trademarks.

     (c) The Disclosure Schedule contains an accurate and complete list (including a short, clear description) of all Software owned, marketed, licensed, used or under development by Seller in connection with the Assets, the ModaCAD Cataloguing Products as licensed to Buyer in the Cataloguing License and the ModaCAD CAD Core Technology as licensed to Buyer in the Core Technology License other than (i) general business third-party Software which is readily commercially available and is not embedded in or necessary to run any of the ModaCAD CAD Products, the Moda CAD Cataloguing Products as licensed to Buyer in the Cataloguing License and the ModaCAD CAD Core Technology as licensed to Buyer in the Core Technology License and (ii) Microsoft utilities programs for which no further royalties are owed (the "ModaCAD Software") and a product description, the language in which it is written, the operating system(s) on which it runs and the type of hardware platform(s) on which it runs. Except for the (i) general business third-party Software which is readily commercially available and is not embedded in or necessary to run any of the ModaCAD CAD Products, the ModaCAD Cataloguing Products as licensed to Buyer in the Cataloguing License and the ModaCAD CAD Core Technology as licensed to Buyer in the Core Technology License and (ii) Microsoft utilities programs for which no further royalties are owed, no other Software is required for use and operation of the Assets or the use of the ModaCAD Cataloguing Products or the ModaCAD CAD Core Technology. Seller has good and marketable title to, or has the full right to use, all of the ModaCAD Software free and clear of any Security Interest. No rights of any third party are necessary to market, license, sell, modify, update and/or create derivative works for the ModaCAD Software. With respect to the ModaCAD Software (i) Seller maintains machine-readable master-reproducible copies, source code listings, technical documentation and user manuals for the most current releases or versions thereof and for all earlier releases or versions thereof currently being supported by Seller, (ii) in each case, the machine-readable copy substantially conforms to the corresponding source code listing, (iii) such Software is written in the language set forth on the Disclosure Schedule, for use on the hardware set forth on the Disclosure Schedule with standard operating systems set forth on the Disclosure Schedule,
(iv) such Software can be maintained and modified by reasonably competent programmers familiar with such language, hardware and operating systems that have access to Seller's proprietary information, and (v) in each case, the ModaCAD Software operates in accordance with the user manual therefor without material operating defects. None of the ModaCAD Software, or its past or current uses, has violated or infringed upon, or is violating or infringing upon, any Software, patent, copyright, trade secret or other Intellectual Property of any Person. To Seller's Knowledge, no Person is violating or infringing upon, or has violated or infringed upon at any time, any of the ModaCAD Software. All of the ModaCAD Software was internally developed by employees of Seller, and the Disclosure Schedule sets forth Seller's research and development costs in respect of each of the 3D Visual Merchant product, the ModaCAD Textile Suite and the ModaCAD CAD Core Technology (to the extent it relates to the ModaCAD CAD Products) in aggregate and for each of the years ended December 31, 1997 and 1998. None of the ModaCAD Software is owned by or registered in the name of any current or former owner, shareholder, partner, director, executive, officer, employee, salesman, agent, customer, representative or contractor of Seller, no such Person is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency or any other restriction that would interfere with Buyer's use of the ModaCAD Software, and no such Person has any interest therein or right thereto, including but not limited to the right to royalty payments. The Disclosure Schedule sets forth all commitments of Seller to any customer or third party for ModaCAD Software product improvements or developments.

     (d) The Disclosure Schedule identifies each patent or registration which has been issued to Seller with respect to any of the Intellectual Property Assets, the ModaCAD CAD Products, the ModaCAD Cataloguing Products and the ModaCAD CAD Core Technology, identifies each pending patent application or application for registration which Seller has made with respect to any of the Intellectual Property Assets, the ModaCAD CAD Products, the ModaCAD Cataloguing Products and the ModaCAD CAD Core Technology, and identifies each license, agreement or other permission which Seller has granted to any third party with respect to any of the Intellectual Property Assets, the ModaCAD CAD Products, the ModaCAD Cataloguing Products and the ModaCAD CAD Core Technology (together with any exceptions), other than (i) licenses of the Textile Suite and the ModaFINITY product to end-users pursuant to the Distribution Agreement, (ii) licenses of ModaCAD Cataloguing Products to end-users and (iii) licenses to end-users of ModaCAD products (other than the ModaCAD CAD Products) which utilize the ModaCAD CAD Core Technology. Seller has delivered to Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements and permissions (as amended to date) and has made available to Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item and all opinions of counsel pertaining to, or investigating the validity or infringement of, the Intellectual Property rights of any third party, including clearance, validity or "freedom to operate" opinions. The Disclosure Schedule also identifies each trade name, unregistered copyright or unregistered trademark used by Seller in connection with the Intellectual Property Assets, the ModaCAD CAD Products, the ModaCAD Cataloguing Products and the ModaCAD CAD Core Technology. With respect to each item of Intellectual Property required to be identified in the Disclosure Schedule:

          (i) Seller possesses all right, title and interest in and to the item, free and clear of any Security Interest, license or other restriction;

          (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

          (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to Seller's Knowledge, is threatened which challenges the legality, validity, enforceability, use or ownership of the item; and

          (iv) Seller has not agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to the item.

     (e) The Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that Seller uses pursuant to license, sublicense, agreement or permission in connection with the ModaCAD CAD Products, the ModaCAD Cataloguing Products and the ModaCAD CAD Core Technology. Seller has delivered to Buyer correct and complete copies of all such licenses, sublicenses, agreements and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in the Disclosure Schedule:

          (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect;

          (ii) the license, sublicense, agreement or permission will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

          (iii) no party to the license, sublicense, agreement or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

          (iv) no party to the license, sublicense, agreement or permission has repudiated any provision thereof;

          (v) with respect to each sublicense, to Seller's Knowledge the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

          (vi) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

          (vii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to Seller's Knowledge, is threatened which challenges the legality, validity, use or enforceability of the underlying item of Intellectual Property; and

          (viii) Seller has not granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

     (f) To Seller's Knowledge, Buyer will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued use of the Assets, the ModaCAD Cataloguing Products (as licensed to Buyer in the Cataloguing License) or the ModaCAD CAD Core Technology (as licensed to Buyer in the Core Technology License) as presently used.

     Section 3.11. Year 2000 Compliance and Localization in Foreign Languages.

     (a) The ModaCAD CAD Products, the ModaCAD Cataloguing Products, the ModaCAD CAD Core Technology and all other Software operated by Seller which is material to the use of the ModaCAD CAD Products and the ModaCAD Cataloguing Products are capable of providing uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such Software records, stores, processes and presents such calendar dates falling on or before December 31, 1999.

     (b) The ModaCAD CAD Products, the ModaCAD Cataloguing Products and all other Software included in the Assets which is material to the use of the ModaCAD CAD Products and the ModaCAD Cataloguing Products are capable of being localized in all the foreign languages used by the Lectra Group listed on
Schedule 6.02 hereto and such localization requires only translation tasks and minimal programming, except that Seller makes no representation with respect to the ability to localize such products into languages or characters not supported by the Microsoft operating systems commonly used in the United States.

     Section 3.12. Restrictive Documents and Territorial Restrictions. Seller is not subject to, or a party to, any charter, by-law, mortgage, Security Interest, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which has, or could reasonably be expected to have, a Material Adverse Effect, or which would prevent consummation of the transactions contemplated hereby or the continued use or operation of the Assets, the ModaCAD Cataloguing Products as licensed to Buyer in the Cataloguing License or the ModaCAD CAD Core Technology as licensed to Buyer in the Core Technology License after the date hereof on substantially the same basis as heretofore used or operated or which would restrict the ability of Buyer to acquire any property or conduct business in any area.

     Section 3.13. No Misleading Statements. This Agreement, the information and schedules referred to herein and the information that has been furnished to Buyer in connection with the transactions contemplated hereby do not include any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV).

     Section 4.01. Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, with full corporate power and authority to own or lease its properties and carry on its business as presently conducted.

     Section 4.02. Due Authorization. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and each of the Collateral Agreements, to perform fully its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and each of the Collateral Agreements, the performance by Buyer of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been, and each of the Collateral Agreements will be, duly executed by Buyer, and this Agreement is, and each of the Collateral Agreements will be, upon execution and delivery thereof by Buyer, a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

     Section 4.03. No Conflict. Neither the execution and delivery by Buyer of this Agreement or any of the Collateral Agreements nor the consummation of the transactions contemplated hereby or thereby by Buyer will (i) conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under, (A) the Certificate of Incorporation, By-Laws or other organizational documents of Buyer, or (B) any law, statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which Buyer is a party or by which it (or any of its properties or assets) is subject or bound; or (ii) require Buyer to obtain any authorization, consent, approval or waiver from, to give notification to, or to make any filing (other than filing to qualify as a foreign corporation where necessary) with, any Governmental Entity or Regulatory Authority, or to obtain the approval or consent of any other Person.

                                    ARTICLE V

                              PRE-CLOSING COVENANTS

     The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

     Section 5.01. General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article VII below).

     Section 5.02. Conduct and Preservation of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, Seller shall (i) conduct business with respect to the ModaCAD CAD Products and ModaCAD CAD Cataloguing Products in the usual manner and not enter into any transactions outside the Ordinary Course of Business; (ii) use its best efforts to maintain, preserve and protect the Assets, the ModaCAD Cataloguing Products and the ModaCAD CAD Core Technology, including, without limitation, to preserve its relationship with its employees constituting the Support Team and its suppliers and customers and to preserve its goodwill; (iii) comply in all material respects with all laws, ordinances, rules, regulations and orders applicable to the Assets, the ModaCAD Cataloguing Products and the ModaCAD CAD Core Technology; (iv) continue to maintain and service the Assets, the ModaCAD Cataloguing Products and the ModaCAD CAD Core Technology in the same manner as has been its consistent past practice; (vi) perform in all material respects all of its obligations under all Assumed Contracts and other agreements and instruments relating to or affecting the Assets, the ModaCAD Cataloguing Products and the ModaCAD CAD Core Technology; and (vii) not take any action or omit to take any action which act or omission would result in the inaccuracy of any of its representations and warranties set forth herein if such representations or warranties were to be made immediately after the occurrence of such act or omission.

     Section 5.03. Access to Information; Confidentiality. Between the date of this Agreement and the Closing Date, Seller will (i) permit Buyer's authorized representatives reasonable access during normal business hours to all of the books, records, offices and other facilities and properties of Seller pertaining to the Assets, the ModaCAD Cataloguing Products as licensed to Buyer in the Cataloguing License and the ModaCAD CAD Core Technology as licensed to Buyer in the Core Technology License; (ii) permit Buyer to make such inspections thereof as Buyer may reasonably request; and (iii) furnish Buyer with such financial and operating data (including without limitation the work papers of Seller's independent accountants) and other information with respect to the Assets, the ModaCAD Cataloguing Products as licensed to Buyer in the Cataloguing License and the ModaCAD CAD Core Technology as licensed to Buyer in the Core Technology License as Buyer may from time to time reasonably request; provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of Seller. Each of Buyer and Seller will hold, and shall cause their counsel, independent certified public accountants, appraisers and investment bankers to hold in confidence any confidential data or information made available to it by the other in connection with this Agreement as provided in the Confidentiality Agreement dated as of December 12, 1998 by and between Seller and Lectra SA.

     Section 5.04. Filings and Authorizations. Each of Seller and Buyer, as promptly as practicable, (i) will make, or cause to be made, all filings and submissions required under laws, rules and regulations applicable to it, or to its subsidiaries and Affiliates, as may be required for it to consummate the transactions contemplated hereby; (ii) will use their respective reasonable efforts to obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all Persons and governmental or public authorities or bodies necessary to be obtained by each of them, or any of their respective subsidiaries or Affiliates, in order for each of them, respectively, so to consummate such transactions; and (iii) will use their respective best efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for each of them to fulfill their respective obligations hereunder. In particular, Seller shall (i) seek and use its reasonable best efforts to obtain all consents necessary to any assignment to Buyer of the Assumed Contracts and necessary to the use of the Assets, the ModaCAD Cataloguing Products as licensed to Buyer in the Cataloguing License and the ModaCAD CAD Core Technology as licensed to Buyer in the Core Technology License and (ii) file all recordations of assignment and any other Intellectual Property filings necessary to transfer to Buyer the Intellectual Property Assets. Seller and Buyer will coordinate and cooperate with one another in exchanging information and supplying such reasonable assistance as may be reasonably requested by each in connection with the foregoing. Buyer shall use its reasonable efforts to assist Seller in obtaining all consents required under the Assumed Contracts as a result of this Agreement and the transactions contemplated hereby.

     Section 5.05. Distribution Agreement. Prior to the Closing Date, Buyer and Seller shall review and discuss the terms of the Distribution Agreement to decide whether such Distribution Agreement shall be renewed by Seller and/or shall become an Assumed Contract. The Distribution Agreement shall not be renewed by Seller without the written consent of Buyer, but all communications with the Distributor prior to the Closing Date shall be handled by Seller after consultation with Buyer. Seller agrees to hold Buyer harmless from any Adverse Consequences resulting from Seller's termination, if any, of the Distribution Agreement. In addition, the Parties agree that Buyer shall have no Liability to Seller as a result of Buyer's decision to consent, or to withhold consent, to Seller's renewal of the Distribution Agreement.

     Section 5.06. Public Announcements. Unless and to the extent required by law, each Party hereto will agree in advance prior to the issuance by either of any press release or the making of any public statement with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the agreement of the other Party. In the event that either Party is required to issue a press release or make a public statement by law, it will notify the other Party of the contents thereof in advance of the issuance or making thereof. The Parties agree that a press release with respect to the transactions contemplated hereby, in substantially the form of Exhibit 5.06, will be issued at or about the Closing Date.

     Section 5.07. Notice of Developments. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in Articles III or IV or above. No disclosure by any Party pursuant to this Section 5.07, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

     Section 5.08. No Shopping. (a) From and after the date hereof until the termination of this Agreement, without the express written consent of Buyer, Seller shall not, directly or indirectly, (i) solicit, initiate discussions or engage in negotiations with any Person, other than Buyer, relating to the possible acquisition, whether by way of merger, reorganization, purchase of shares of capital stock, purchase of assets, management agreement, license or distribution agreement with respect to any of the Assets, the ModaCAD Cataloguing Products (except as permitted by the Cataloguing License) or the ModaCAD CAD Core Technology (to the extent Seller would not thereafter be able to perform all its obligations under the Core Technology License), or otherwise (any such acquisition or other transaction or agreement being referred to herein as an "Acquisition Transaction"), of any interest in any of the Assets, the ModaCAD Cataloguing Products (except as permitted by the Cataloguing License) or the ModaCAD CAD Core Technology (to the extent Seller would not thereafter be able to perform all its obligations under the Core Technology License), (ii) provide information with respect to the Assets, the ModaCAD Cataloguing Products (except as permitted by the Cataloguing License) or the ModaCAD CAD Core Technology (to the extent Seller would not thereafter be able to perform all its obligations under the Core Technology License), to any Person, other than Buyer, in connection with a possible Acquisition Transaction or (iii) enter into a transaction with any Person, other than Buyer, concerning a possible Acquisition Transaction. Prior to the termination of this Agreement, if after the date of this Agreement Seller receives an unsolicited offer or proposal relating to a possible Acquisition Transaction, Seller shall immediately notify Buyer and provide information to Buyer as to the identity of the party making any such offer or proposal and the specific terms of such offer or proposal (including, without limitation, the proposed price and financing therefor).

     (b) From and after the date hereof until the termination of this Agreement, without the express written consent of Seller, Buyer, shall not, directly or indirectly, (i) solicit, initiate discussions or engage in negotiations with any Person, other than Seller, relating to the possible acquisition, whether by way of merger, reorganization, purchase of shares of capital stock, purchase of assets, license or distribution agreement, or otherwise, which would result in Buyer not purchasing the Assets (any such acquisition or other transaction or agreement being referred to herein as a "Buyer Acquisition Transaction") or (ii) enter into a transaction with any Person, other than Seller, concerning a possible Buyer Acquisition Transaction.

     (c) Each of Buyer and Seller hereby recognizes and acknowledges that a breach by it of its obligations under this Section 5.08 will cause irreparable and material loss and damage to the other as to which such Party will not have an adequate remedy at law or in damages. Accordingly, each Party acknowledges and agrees that the issuance of an injunction or other equitable remedy is an appropriate remedy for any such breach. In addition, in the event of any breach of the foregoing, the breaching Party shall promptly reimburse the non-breaching Party for the reasonable expenses incurred by the non-breaching Party in connection with the transactions contemplated by this Agreement.

     Section 5.09. Schedules. From time to time prior to the Closing, Seller will promptly supplement or amend the Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule. No supplement or amendment of the Disclosure Schedule made pursuant to this Section shall be deemed to cure any breach of, affect or otherwise diminish any representation or warranty made in this Agreement unless Buyer specifically agrees thereto in writing.

                                   ARTICLE VI

                             POST-CLOSING COVENANTS

     The  Parties  agree as follows  with  respect to the period  following  the
Closing:

     Section 6.01. Technical Support Services. For a period of ** following the Closing Date (the "Technical Support Period"), Seller shall provide Buyer with technical development support and marketing and sales assistance pursuant to the following terms and subject to the following conditions:

     (a) Seller shall make available to the Lectra Group a support team (the "Support Team") consisting of the individuals listed on Schedule 6.01 hereto (which schedule includes the current position held by each such individual, the length of time in the current position and the length of time such individual has worked with the ModaCAD CAD Products), or individuals with substantially similar expertise and otherwise reasonably acceptable to Buyer, who shall provide technical development support and marketing and sales assistance on a ** basis to the Lectra Group, subject to paragraph (b) of this Section 6.01. In exchange for the services of the Support Team, Buyer shall pay to Seller (i) ** , payable in quarterly installments of ** on the date each Contingent Payment,

-------------------------------
**The material deleted has been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Commission.

if any, is due pursuant to Section 6.01(f), plus (ii) a contingent payment (the "Contingent Payment") equal to ** of the quarterly 3D Visual Merchant Software Revenues (as defined below) of the Lectra Group exceeding (x) ** per quarter for the year ended ** and (y) ** per quarter for the year ended ** . The Contingent Payment shall be calculated and paid as set forth in clause (f) below. Notwithstanding anything in this paragraph (a) to the contrary, in no event shall the total Contingent Payment to Seller for the services of the Support Team exceed ** . "Software Revenues" means gross receipts received by, credited to, or otherwise recognized by the Lectra Group, in accordance with United States generally accepted accounting practices, consistently applied, from whatever source, whether now known or hereafter devised, resulting from sales, licenses, sublicenses and other transfers to third parties of the 3D Visual Merchant product, less only (i) credits, refunds and discounts actually offered and made by the Lectra Group member concerned in the ordinary course of business, and (ii) any sales, use or excise taxes and shipping charges actually included in those revenues; provided, however, that "Software Revenues" shall not include revenues in respect of general business third-party software, hardware, software services, hardware services, consulting, training and rental services related to or provided in connection with the 3D Visual Merchant Product. In the event the 3D Visual Merchant product is bundled with other products and sold for a single price, the portion of such price allocated to the 3D Visual Merchant product shall be determined by multiplying the total price by a fraction, the numerator of which is Buyer's then current price for the 3D Visual Merchant product in the country in which the bundled product is sold, and the denominator of which is the sum of Buyer's then current price for each of the products included in the bundled product in the country in which the bundled product is sold.

     (b) For the first ** of the Technical Support Period, Seller will use all commercially reasonable efforts to maintain the existing management of the Support Team as set forth on Schedule 6.01 hereto. If at any time during the Technical Support Period any such manager shall resign, be terminated or request a transfer by Seller to other responsibility, Seller shall promptly notify Buyer and provide a replacement for such manager with substantially similar levels of expertise and management skills. Seller agrees, and shall cause the applicable members of the Support Team to agree, that (i) the Business Development Manager of the Support Team set forth on Schedule 6.01 will dedicate at least ** of his or her time to assisting the Lectra Group during the first ** of the Technical Support Period and ** of his or her time to assisting the Lectra Group for the remainder of Technical Support Period; and (ii) the 3D Visual Merchant Product Manager of the Support Team set forth on Schedule 6.01 will dedicate at least ** of his or her time to assisting the Lectra Group during the ** of the Technical Support Period and ** of his or her time to assisting the Lectra Group for the remainder of the Technical Support Period.

     (c) Seller shall require each member of the Support Team, and each individual who may replace a member of the Support Team during the Technical Support Period, to execute a non-disclosure and confidentiality agreement, substantially in the form of Exhibit 6.01 hereto, relating to the Lectra Group's business operations and products and the Support Team's services to the Lectra Group. The non-disclosure and confidentiality agreement shall be executed by each member of the Support Team as of the Closing Date on or before the Closing Date and by each replacement person on or about the date such person becomes a member of the Support Team.

-------------------------------
**The material deleted has been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Commission.

     (d) Buyer agrees that during the Technical Support Period, neither Buyer nor any of its Affiliates shall, directly or indirectly, solicit or offer employment to any member of the Support Team; provided, however, that in the event any member of the Support Team initiates discussions with Buyer or any of its Affiliates regarding employment of such Person by Buyer or any of its Affiliates, Buyer or such Affiliate may proceed to recruit such Person and shall not be in violation of this clause (d).

     (e) Buyer shall reimburse Seller for all travel and other out-of-pocket expenses, other than Seller's usual overhead expenses, incurred by the members of the Support Team in connection with services to Buyer hereunder, provided that Buyer has approved such expenses in advance in writing.

     (f) Within thirty days after the end of each calendar quarter, commencing with the calendar quarter ended ** and ending with the calendar quarter ending ** , Buyer shall render to Seller a written statement showing the dollar amount of 3D Visual Merchant Software Revenues of the Lectra Group during such fiscal quarter and calendar year to date, together with a calculation of any amounts due Seller pursuant to clause (ii) of the second sentence of Section 6.01(a). Such statement shall be accompanied by the payments due Seller under Section 6.01(a). Buyer shall keep, and shall cause each member of the Lectra Group to keep, full, true and accurate books of accounts and other records containing all particulars which may be necessary to properly ascertain and verify the Contingent Payment payable by it pursuant to clause (ii) of the second sentence of Section 6.01(a). Upon Seller's written request, Buyer shall permit Seller to examine at reasonable times during regular business hours, but no more than once each calendar year, such records as may be necessary to determine the accuracy of any report and/or payment made under this Section 6.01. In addition, Seller shall have the right, at its own expense and no more than once each calendar year, to have Buyer's records relating to 3D Visual Merchant Software Revenues for the prior calendar year reviewed by an independent auditor reasonably acceptable to Buyer. Such auditor examining books and records hereunder shall not disclose to Seller any information relating to the business of the Buyer except that which should properly have been disclosed in any report required hereunder. The basis for any determination of such accountant shall be made available for review and comment by Buyer and reconsidered if Buyer so requests, and if the parties still do not agree as to the determination of 3D Visual Merchant Software Revenues a further determination shall be made by another nationally recognized independent certified public accountant selected by Seller from among three proposed by Buyer (none of whom shall have rendered services to the Lectra Group or Seller within the three year period prior thereto) and such accountant shall make a final determination. Such final determination shall be binding upon the Parties hereto. ** shall bear the cost of such accountant unless it is finally determined that ** underpaid the Contingent Payment due hereunder by more than ** , in which case ** shall bear the cost of such accountant.

     (g) Buyer and Seller shall perform a review of Buyer's current product development plans and marketing plans in connection with the ModaCAD CAD Products and the ModaCAD Cataloguing Products and shall jointly develop a plan to be implemented by the Support Team incorporating the Lectra Group's requirements, including software localization and maintenance, and ** .

-------------------------------
**The material deleted has been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Commission.

     (h) In the event Seller has breached any term of this Section 6.01 in any material respect, Buyer has notified Seller of the breach and the breach has continued without cure for a period of 30 days after the notice of breach, Buyer shall have the right to cease any payments remaining due pursuant to paragraph
(a) of this Section 6.01 and Seller shall immediately, upon notice from Buyer to Seller that such breach has not been remedied, pay to Buyer an amount equal to the higher of (x) ** of the fees paid to Buyer prior to the breach or (y) ** of the fees remaining to be paid pursuant to this Section 6.01 (with Software Revenues for the remaining period being determined by assuming that the monthly Software Revenues for the remaining period will be equal to the Software Revenues for the month immediately preceding the breach). The amount payable to Buyer pursuant to this clause (h) shall be payable as liquidated damages for damages to the Lectra Group as a result of Seller's failure to perform its obligations under this Section 6.01 and not as a penalty. In the event Buyer ceases to make payments pursuant to this Section 6.01(h) but it is thereafter finally determined in a non-appealable judgment that Seller had not breached this Section 6.01 in any material respect, then Buyer shall promptly pay to Seller all unpaid amounts for each calendar quarter when Seller has performed its obligations under this Section 6.01, together with interest on such unpaid amounts from the date such payment(s) were originally due to the date paid at a rate per annum as announced in The Wall Street Journal as the prime rate.

     Section 6.02. Localization Services. During the Technical Support Period, Seller shall, ** , provide programming services to Buyer as necessary to localize the ModaCAD CAD Products and the ModaCAD Cataloguing Products in the foreign languages listed on Schedule 6.02 hereto to the extent such languages or characters are supported by Microsoft operating systems commonly in use in the United States. The initial schedule for completion of such localization is set forth on Schedule 6.02 hereto. ** shall be responsible for all translation expenses in connection with Seller's localization of the ModaCAD CAD Products and the ModaCAD Cataloguing Products. Seller acknowledges that the Lectra Group markets its products on a worldwide basis and that the ability to localize the ModaCAD CAD Products and the ModaCAD Cataloguing Products is a material inducement to Buyer's purchase of the Assets.

     Section 6.03. Cooperative Development and Marketing Efforts. Buyer and Seller agree to the following cooperative development and marketing efforts:

     (a) Buyer and Seller shall cooperate in the development and marketing of strategies associated with linking CAD/CAM data formats for electronic commerce ("e-commerce") solutions on the Internet for business-to-business and business-to-consumer applications. In furtherance of such strategies, Buyer and Seller shall:

          (i) jointly develop a ** that contains complete ** ;

          (ii) optimize the performance of both ** ;

-------------------------------
**The material deleted has been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Commission.

          (iii) maintain and enhance the ** ; and

          (iv) retain such ** as part of their respective products or (y) ** agree to be bound by the terms of this Section 6.03.

     (b) Buyer and Seller agree to promote each other's ** . In connection with such promotional cooperation, if Seller decides to offer ** not conflict with Seller's non-compete obligations set forth in Section 6.05.

     (c) Buyer shall promote Seller's e-commerce solutions in the Lectra Markets in a manner as may be mutually agreed upon. In consideration for these promotional activities, Buyer shall issue to Lectra at the Closing a warrant (the "Warrant"), substantially in the form attached hereto as Exhibit 6.03(c), to purchase 250,000 shares of Seller's Common Stock.

     (d) If on or before ** . For purposes hereof, a "Lectra Competitor" shall mean any of the following direct competitors (including their subsidiaries and Affiliates) of the Lectra Group: ** .

     Section 6.04. Maintenance of Books and Records. Each of Seller and Buyer shall preserve until the seventh anniversary of the Closing Date all records possessed or to be possessed by such Party relating to any of the Assets, the ModaCAD Cataloguing Products and the ModaCAD CAD Core Technology prior to the Closing Date. After the Closing Date, where there is a legitimate purpose, such Party shall provide the other Party with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (i) the officers and employees of such Party and (ii) the books of account and records of such Party, but, in each case, only to the extent relating to the Assets, the ModaCAD Cataloguing Products as licensed to Buyer in the Cataloguing License, the ModaCAD CAD Core Technology as licensed to Buyer in the Core Technology License or Assumed Liabilities prior to the Closing Date, and the other Party and its representatives shall have the right to make copies of such books and records; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such Party; and further, provided, that, as to so much of such information as constitutes trade secrets or confidential business information of such Party, the requesting Party and its officers, directors and representatives will use due care to not disclose such information except (i) as required by law, (ii) with the prior written consent of such Party, which consent shall not be unreasonably withheld, or (iii) where such information becomes available to the public generally, or becomes generally known to competitors of such Party, through sources other than the requesting Party, its Affiliates or its officers, directors or representatives. Such records may nevertheless be destroyed by a Party if such Party sends to the other Party written notice of its intent to destroy records, specifying with particularity the contents of the records to be destroyed. Such records may then be destroyed after the 30th day after such notice is given unless another Party objects to the destruction in which case the Party seeking to destroy the records shall deliver such records to the objecting Party.

     Section 6.05. Non-Competition. (a) Each of Buyer and Seller agrees that it and each of its Affiliates will, for a period of ** from the date hereof, restrict the operation of its business to the Lectra Markets and the ModaCAD Markets, respectively, it being understood by Buyer and Seller that certain activities are included in both markets and, unless otherwise prohibited in another provision of this Agreement, the Core Technology License or the Cataloguing License, are not prohibited by this Section 6.05(a).

     (b) Seller agrees that prior to ** neither it nor any of its Affiliates will, directly or indirectly, (i) use the ModaCAD CAD Core Technology to develop, market or service products that are functionally equivalent or similar to (x) the ModaCAD CAD Products or (y) the CAD/CAM tools and other software applications and related services developed and marketed by the Lectra Group in the Lectra Exclusive Markets, or (ii) interfere with, disrupt or attempt to disrupt the relationship between the Lectra Group and any of its lessors, lessees, licensors, licensees, customers or suppliers. Nothing in this Section 6.05(b) is, however, intended to, and nothing in this Section shall, limit the

-------------------------------
**The material deleted has been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Commission.

ability of Seller to use the ModaCAD CAD Core Technology and the ModaCAD Cataloguing Products in the ModaCAD Markets.

     (c) Seller acknowledges and agrees that the agreements and covenants contained in this Section 6.05 are essential to protect the Assets and licenses being acquired by Buyer hereunder, that Buyer would not consummate the transactions contemplated hereby but for such agreements and covenants, and that a substantial and legally sufficient portion of Purchase Price is attributable to the non-competition provisions of this Section 6.05 and Seller expressly waives any right to assert inadequacy of consideration as a defense to enforcement of the non-competition provisions of this Section 6.05 should such enforcement ever become necessary. Seller acknowledges that a remedy at law for any breach or attempted breach of this Section 6.05 will be inadequate and further agrees that any breach of this Section 6.05 will result in irreparable harm to the Assets and the licenses; and Seller covenants and agrees not to oppose any demand for specific performance and injunctive and other equitable relief in case of any such breach or attempted breach. Whenever possible, each provision of this Section 6.05 shall be interpreted in such manner as to be effective and valid under applicable law but if any provision of this
Section 6.05 shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Section 6.05. If any provision of this Section 6.05 shall, for any reason, be judged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Section 6.05 but shall be confined in its operation to the provision of this Section 6.05 directly involved in the controversy in which such judgment shall have been rendered. In the event that the provisions of this
Section 6.05 should ever be deemed to exceed the time or geographic limitations permitted by the applicable laws, then such provision shall be reformed to the maximum time or geographic limitations permitted by applicable law.

     Section 6.06. Confidentiality. (a) Seller will, and will cause its Affiliates to, treat and hold as such all of the Confidential Information, and not disclose any of the Confidential Information to any Person (other than its employees, consultants and advisors who need to know such information in the performance of their duties) except (i) in connection with this Agreement, (ii) as permitted by the Core Technology License or the Cataloguing License or (iii) to licensees of ModaCAD's products (other than the MocaCAD CAD Products) to the extent necessary for such licensee to use such products, subject to Seller's obligations set forth in Section 6.05. In the event that Seller or its Affiliates is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, Seller will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6.06. If, in the absence of a protective order or the receipt of a waiver hereunder, Seller or its Affiliates is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, Seller or its Affiliates may disclose the Confidential Information to the tribunal; provided, however, that Seller shall use its reasonable best efforts to obtain, at the request of Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

     (b) Buyer will, and will cause its Affiliates to, treat and hold as such all of the Confidential Information, and not disclose any of the Confidential Information to any Person (other than its employees, consultants and advisors who need to know such information in the performance of their duties) except (i) in connection with this Agreement, (ii) as permitted by the Core Technology License or the Cataloguing License or (iii) to licensees of the Cataloguing Products and the Lectra Group products (including without limitation the MocaCAD CAD Products) to the extent necessary for such licensee to use such products. In the event that Buyer or its Affiliates is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, Buyer will notify Seller promptly of the request or requirement so that Seller may seek an appropriate protective order or waive compliance with the provisions of this Section 6.06. If, in the absence of a protective order or the receipt of a waiver hereunder, Buyer or its Affiliates is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, Buyer or its Affiliates may disclose the Confidential Information to the tribunal; provided, however, that Buyer shall use its reasonable best efforts to obtain, at the request of Seller, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Seller shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

     Section 6.07. Discharge of Liabilities. Following the Closing Date, Buyer agrees to discharge in accordance with their terms the Assumed Liabilities and Seller agrees to discharge in accordance with their terms all Liabilities relating to the Assets, the ModaCAD Cataloguing Products and the ModaCAD CAD Core Technology which are not Assumed Liabilities.

     Section 6.08. Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will cooperate with the other and take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article VIII below). In addition, Seller from time to time after the Closing, at Buyer's request, will execute, acknowledge and deliver to Buyer such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Buyer may reasonably require in order to vest more effectively in Buyer, or to put Buyer more fully in possession of, any of the Assets, or to better enable Buyer to complete, perform or discharge any of the Assumed Liabilities.

     Section 6.09. Termination of Covenants. In the event Seller enters into (i) any merger or consolidation with or into a Lectra Competitor (whether or not the Seller is the surviving corporation), (ii) any sale or transfer of all or substantially all of its assets to a Lectra Competitor, (iii) any sale or transfer (including by way of exclusive license) of all or substantially all the ModaCAD CAD Core Technology or the ModaCAD Cataloguing Products to a Lectra Competitor, or (iv) any transaction to which ** , then in any such event Buyer may, upon written notice to Seller, terminate any or all of Buyer's obligations under Sections 6.01 (except that if Buyer elects to terminate its payment

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**The material  deleted has been omitted  pursuant to a request for confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Commission.

obligations under Section 6.01, then Seller shall have no obligation to continue to provide the Technical Support Team) or 6.03 (but Buyer's termination of its obligations under Section 6.03 shall not affect the Warrant).

     Section 6.10.  Distribution  Agreement.  Seller shall  promptly pay over to
Buyer all amounts (other than amounts in respect of the ModaCAD Cataloguing Products) due to Seller in respect of the Distribution Agreement from and after the Effective Date. Seller shall perform all its obligations under the Distribution Agreement, including all obligations which may arise after termination of the Distribution Agreement. Upon expiration of the Distribution Agreement in ** , Seller shall assist Buyer in transitioning the licensees under the Distribution Agreement to Buyer's products. Buyer will not sell, license or cause to be sold or licensed, in the Territory (as defined in the Distribution Agreement) any Textile Suite (or any "ModaFINITY") product prior to the date of expiration of the Distribution Agreement.

     Section 6.11. Maintenance Services. Seller represents and warrants that the only Assumed Contract for which Seller recognized revenues prior to the Closing Date which relate in part to customer support obligations after the Effective Date is the Software License Agreement dated May 1, 1998, between Seller and **
 . Seller represents that it has received payment for maintenance services thereunder through April 30, 1999, and agrees to perform all maintenance obligations (including without limitation those set forth in Sections 11 and 12 of such agreement) through April 30, 1999. Notwithstanding the foregoing, Buyer agrees to make available to ** at no charge promptly upon general commercial release the Program Updates and Program Upgrades required to be provided by Section11.2.2 of the ** .

                                   ARTICLE VII

                        CONDITIONS TO OBLIGATION TO CLOSE

     Section 7.01. Conditions to Obligation of Buyer. The obligation of Buyer to consummate the transactions contemplated hereby is subject to satisfaction (or waiver by Buyer) on or prior to the Closing Date of the following conditions:

          (a) all representations and warranties of Seller contained in this Agreement (including the Schedules hereto), and all written information delivered to Buyer by Seller on or prior to the Closing Date pursuant to this Agreement, (i) that are qualified as to materiality shall be true in all respects on and as of the Closing Date and (ii) that are not qualified as to materiality shall be true in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties were made, and such written information was delivered, on and as of the Closing Date;

          (b) Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

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**The material  deleted has been omitted  pursuant to a request for confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Commission.

          (c) there shall have been no Material Adverse Change in the Assets, the ModaCAD Cataloguing Products or the ModaCAD CAD Core Technology from the Effective Date to the Closing Date not consented to by Buyer in writing;

          (d) Seller shall have procured and delivered to Buyer all of the third party consents (including consents under the Assumed Contracts) and Intellectual Property recordations and filings necessary to be obtained to consummate the transactions contemplated hereby and by the Collateral Agreements.

          (e) no action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of Buyer to own or use the Assets or use the ModaCAD Cataloguing Products or the ModaCAD CAD Core Technology, (iv) require or could reasonably be expected to require any divestiture by Buyer of a portion of the Assets or its current business or (v) imposes any condition upon Buyer that in Buyer's reasonable judgment (x) would be materially burdensome to the ownership or use of the Assets or use of the ModaCAD Cataloguing Products or the ModaCAD CAD Core Technology or (y) would materially increase the costs incurred or that will be incurred by Buyer as a result of consummating the Acquisition and the other transactions contemplated hereby (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

          (f) Seller shall have delivered to Buyer a certificate to the effect that each of the conditions specified in Section 7.01(a) through (d) is satisfied in all respects.

          (g) Buyer and Seller shall have entered into the Core Technology License and the Cataloguing License;

          (h) Seller shall have delivered to Buyer the Warrant;

          (i) Buyer shall have received from Coudert Brothers, counsel to Seller, an opinion in form and substance as set forth in Exhibit 7.01(i) attached hereto, addressed to Buyer, and dated as of the Closing Date;

          (j) all actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer.

Buyer may waive any condition specified in this Section 7.01 if it executes a writing so stating at or prior to the Closing.

     Section 7.02. Conditions to Obligation of Seller. The obligation of Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (a) all representations and warranties of Buyer contained in this Agreement, and all written information delivered to Seller by Buyer on or prior to the Closing Date pursuant to this Agreement, (i) that are qualified as to materiality shall be true in all respects on and as of the Closing Date and (ii) that are not qualified as to materiality shall be true in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties were made, and such written information was delivered, on and as of the Closing Date;

          (b) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (c) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

          (d) Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified above in Section 7.02(a) and (b) is satisfied in all respects;

          (e) Seller and Buyer shall have entered into the Core Technology License and the Cataloguing License;

          (f) Seller shall have received from Fulbright & Jaworski L.L.P., counsel to Buyer, an opinion in form and substance as set forth in
     Exhibit 7.02(f) attached hereto, addressed to Seller, and dated as of the Closing Date;

          (g) ** , and Seller shall have executed and delivered a release substantially in the form of Exhibit 7.02(g) attached hereto; and

          (h) all actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller.

Seller may waive any condition specified in this Section 7.02 if they execute a writing so stating at or prior to the Closing.

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**The material  deleted has been omitted  pursuant to a request for confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Commission.

                                  ARTICLE VIII

                                 INDEMNIFICATION

     Section 8.01. Survival of Representations and Warranties. All of the representations and warranties contained in this Agreement shall survive the Closing hereunder (even if the other Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of ** thereafter, regardless of any investigation made by Buyer or Seller or on their behalf, except as to any matters with respect to which a bona fide written claim shall have been made or an action at law or in equity shall have commenced before such date, in which event survival shall continue (but only with respect to, and to the extent of, such claim) until the final resolution of such claim or action, including all applicable periods for appeal; provided, however, that the representations and warranties set forth in Section 3.10 shall survive and remain in force and effect for a period of ** .

     Section 8.02. Indemnification Provisions for Benefit of Buyer. (a) In the event Seller breaches (or in the event any third party alleges facts that, if true, would mean Seller has breached) any of its representations, warranties and covenants contained herein, and, if there is an applicable survival period pursuant to Section 8.01 above, provided that Buyer makes a written claim for indemnification against Seller within such survival period, then Seller agrees to indemnify Buyer from and against the entirety of any Adverse Consequences Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of or caused by the breach (or the alleged breach); provided, however, that Seller shall have no obligation to indemnify Buyer from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of or caused by the breach (or alleged breach) of any representation or warranty of Seller until Buyer has, in the aggregate, suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $50,000 aggregate threshold (at which point Seller will be obligated to indemnify Buyer from and against all Adverse Consequences relating back to the first dollar), and provided further that Seller's maximum liability hereunder shall not exceed the Purchase Price (the "Maximum Liability"). Notwithstanding anything herein to the contrary, the $50,000 and the Maximum Liability limitations shall not apply to any Adverse Consequences resulting from breaches of the representations and warranties contained in Sections 3.10 hereof.

          (b) Seller agrees to indemnify Buyer from and against the entirety of any Adverse Consequences Buyer may suffer resulting from, arising out of, relating to, in the nature of or caused by (i) any Liability of Seller which is not an Assumed Liability (including any Liability of Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law), or (ii) any of the ModaCAD CAD Products, the ModaCAD CAD Core Technology or the ModaCAD Cataloguing Products interfering with, infringing upon, misappropriating or otherwise coming into conflict with any Intellectual Property rights of third parties, whether or not a breach of any representation or warranty of Seller hereunder.

     Section 8.03. Indemnification Provisions for Benefit of Seller. (a) In the event Buyer breaches (or in the event any third party alleges facts that, if

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**The material  deleted has been omitted  pursuant to a request for confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Commission.

true, would mean Buyer has breached) any of its representations, warranties and covenants contained herein, and, if there is an applicable survival period pursuant to Section 8.01 above, provided that Seller makes a written claim for indemnification against Buyer within such survival period, then Buyer agrees to indemnify Seller from and against the entirety of any Adverse Consequences Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of or caused by the breach (or the alleged breach); provided, however, that Buyer shall not have any obligation to indemnify Seller from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of or caused by the breach (or alleged breach) of any representation or warranty of Buyer until Seller has, in the aggregate, suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $50,000 aggregate threshold (at which point Buyer will be obligated to indemnify Seller from and against all Adverse Consequences relating back to the first dollar), and provided further that Buyer's maximum liability hereunder shall not exceed the Maximum Liability.

          (b) Buyer agrees to indemnify Seller from and against the entirety of any Adverse Consequences Seller may suffer resulting from, arising out of, relating to, in the nature of or caused by any Assumed Liability.

     Section 8.04. Matters Involving Third Parties. (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Article VIII, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced or if, in the interim, the survival period set forth in Section 8.01 shall have expired.

          (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within fifteen
     (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8.04(b) above, (i) the

     Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld, delayed or conditioned unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld, delayed or conditioned unreasonably).

          (d) In the event any of the conditions in Section 8.04(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article VIII.

     Section 8.05. Adjustments to Indemnification Payments. Any payment made by one Party to another Party pursuant to this Article VIII in respect of any claim
(i) shall be net of any insurance proceeds realized by and paid to the indemnified Party in respect of such claim and (ii) shall be (A) reduced by an amount equal to any Tax benefits attributable to such claim and (B) increased by an amount equal to any Taxes attributable to the receipt of such payment, but only to the extent that such Tax benefits are actually realized, or such Taxes are actually paid, as the case may be, by Seller or by Buyer or by any consolidated, combined or unitary group of which Buyer or Seller is a member. The indemnified Party shall use its reasonable efforts to make insurance claims relating to any claim for which it is seeking indemnification pursuant to this
Article VIII; provided that the indemnified Party shall not be obligated to make such an insurance claim if the indemnified Party in its reasonable judgment believes that the cost of pursuing such an insurance claim together with any corresponding increase in insurance premiums or other chargebacks to the indemnified Party, as the case may be, would exceed the value of the claim for which the indemnified Party is seeking indemnification.

     Section 8.06. Other Indemnification Provisions. (a) The remedies provided herein shall be the exclusive remedies of each of the Parties hereto with respect to any Adverse Consequences arising out of the transactions contemplated hereby; provided, however, that (i) the Parties hereto shall be entitled to an injunction or other equitable relief to prevent breaches of this Agreement, to enforce specifically the terms and provisions of this Agreement or to seek any other remedy to which they are entitled in equity; (ii) nothing herein shall preclude a Party from bringing an action for fraud; and (iii) nothing herein shall limit Buyer's rights of setoff. In addition to all other rights and remedies that Buyer may have, Buyer shall have the right to setoff, against any amounts due to Seller, whether due under this Agreement, the Cataloguing License or otherwise, any sums for which Buyer is entitled to indemnification under this
Article VIII, subject to compliance with the provisions of this Section 8.06 and provided that no amounts setoff by Buyer, when combined with all other indemnification payments made by Seller pursuant to this Article VIII, shall exceed the Maximum Liability. Buyer's rights to indemnification under this
Article  VIII shall not be in any manner  limited by or to this right of setoff.

If any indemnification claim is pending at a time when Buyer is required to pay any amount due to Seller, then Buyer shall have the right, upon notice to Seller, to withhold from such payment, until final determination of such pending indemnification claim, the total amount for which Seller may become liable as a result thereof, as determined by Buyer reasonably and in good faith.

          (b) If Buyer elects to setoff against amounts due Seller, Buyer shall give Seller ten (10) days prior written notice of its intent to set off and Buyer shall deposit the amount of the setoff with Citibank, N.A. or other mutually agreed upon Person (the "Escrow Agent") pursuant to an escrow agreement mutually agreed to by Buyer and Seller if Buyer receives notice in writing from Seller, within fifteen (15) days after Buyer's delivery of notice to Seller of its election to setoff against amounts due Seller, that Seller disputes such setoff; provided, however, that if Seller does not dispute the entire setoff, then Buyer shall only be obligated to deposit in escrow that portion of the setoff amount disputed by Seller.

          (c) (i) In case Seller shall so object in writing to any setoff, Seller and Buyer shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to the claims upon which Buyer based the setoff. If Seller and Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute any payment in accordance with the terms thereof.

               (ii) If no such agreement can be reached after good faith negotiation, either Buyer or Seller may, by written notice to the other, demand arbitration of the matter pursuant to Section 8.07 unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration.

     Section 8.07. Arbitration. Any dispute between the Parties with respect to this Article VIII shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after written demand for arbitration is sent by one Party to the other, Buyer and Seller shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The Parties shall endeavor to complete arbitration within 60 days after delivery of written notice demanding arbitration. The decision of the arbitrators shall be binding and conclusive upon the Parties, and notwithstanding anything in
Section 8.06(c) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments in accordance therewith. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in New York County, State of New York under the commercial rules then in effect of the American Arbitration Association. For purposes of this Section 8.07, in any arbitration hereunder in which any claim or the amount thereof is at issue, Buyer shall be deemed to be the non-prevailing Party unless the arbitrators award Buyer more than one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, Seller shall be deemed to be the non-prevailing Party. The non-prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation attorneys' fees and costs, reasonably incurred by the other party to the arbitration. This agreement to arbitrate shall not be construed to deprive any court of its jurisdiction to grant provisional relief (including injunctive relief) in aid of arbitration proceedings.

                                   ARTICLE IX

                                   TERMINATION

     Section 9.01. Termination of Agreement. The Parties may terminate this Agreement as provided below:

          (a) Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (b) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing (a) in the event Seller has breached any representation, warranty or covenant contained in this Agreement in any respect (in the case of any representation or warranty qualified by materiality) or in any material respect (in the case of any representation or warranty without any materiality qualification), Buyer has notified Seller of the breach, and the breach has continued without cure for a period of 20 days after the notice of breach or (b) if the Closing shall not have occurred on or before February 28, 1999, or such later date as the Parties may agree, other than through a failure of Buyer to fulfill its obligations hereunder.

          (c) Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (a) in the event Buyer has breached any representation, warranty or covenant contained in this Agreement in any respect (in the case of any representation or warranty qualified by materiality) or in any material respect (in the case of any representation or warranty without a materiality qualifier), Seller has notified Buyer of the breach, and the breach has continued without cure for a period of 20 days after the notice of breach or (b) if the Closing shall not have occurred on or before February 28, 1999, or such later date as the Parties may agree, other than through a failure of Seller to fulfill its obligations hereunder.

     Section 9.02. Effect of Termination. If any Party terminates this Agreement pursuant to Section 9.01 above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

                                    ARTICLE X

                                  MISCELLANEOUS

     Section 10.01. Effect of Due Diligence. No investigation by or on behalf of Buyer into the business, operations, prospects, assets or condition (financial or otherwise) of the Assets, the ModaCAD Cataloguing Products and the ModaCAD

CAD Core Technology shall diminish in any way the effect of any representations or warranties made by Seller in this Agreement or shall relieve Seller of any of its obligations under this Agreement.

     Section 10.02. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     Section 10.03. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof, including without limitation that certain Letter of Intent, effective as of December 31, 1998, by and between Lectra SA and Seller.

     Section 10.04. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Buyer and Seller; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     Section 10.05. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     Section 10.06. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 10.07. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (a) on the date of delivery, if delivered to the persons identified below, (b) five Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to Seller:                      ModaCAD, Inc.
                                            3861 Sepulveda Blvd.
                                            Culver City, CA  90230
                                            Attn: President

         Copy to:                           Coudert Brothers
                                            1055 West Seventh Street
                                            Los Angeles, CA  90017
                                            Attn: John A.  St. Clair, Esq.

         If to Buyer:                       Lectra Systems Inc.
                                            844 Livingston Court
                                            Marietta, GA 30067
                                            Attn:  President

         Copies to:                         Lectra Systemes SA
                                            16-18, rue Chalgrin
                                            75016 PARIS FRANCE
                                            Attn: Daniel Harari

                                            Fulbright & Jaworski L.L.P.
                                            666 Fifth Avenue
                                            New York, New York  10103
                                            Attn:  Paul Jacobs, Esq.

(c) on the date of receipt if sent by telecopy and confirmed in writing in the manner set forth in (b) above on or before the next day after the sending of the telecopy and (d) one Business Day after delivery to a nationally recognized overnight delivery service marked for overnight delivery. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     Section 10.08. Governing Law. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Except as provided in
Section 8.07 hereof, Buyer and Seller hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State, City and County of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any of such documents may not be enforced in or by said courts, and the Parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. Buyer and Seller hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.07, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

     Section 10.09. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     Section 10.10. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     Section 10.11. Expenses. Each of Buyer and Seller will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     Section 10.12. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

     Section 10.13. Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     Section 10.14. Specific Performance. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date set forth above.

            LECTRA SYSTEMS INC.

            By:     /s/ DAVID J. SIEGELMAN
            Title:   President


            MODACAD, INC.

            By:       /s/ MAURIZIO VECCHIONE
            Title:     President

                                  Exhibit 2.04

                                Catalog Products
                               License Agreement

                       CATALOG PRODUCTS LICENSE AGREEMENT

     THIS AGREEMENT is entered into this 3rd day of March, 1999, and made effective as of December 31, 1998 (the "Effective Date"), by and between ModaCAD, Inc., a California corporation ("Licensor"), and Lectra Systems, Inc., a New York corporation ("Licensee").

                                    RECITALS:

     A. Pursuant to the Agreement dated this date and made effective as of the Effective Date between Licensee and Licensor (the "Basic Agreement") Licensee has simultaneously herewith purchased from Licensor the "Assets" (as defined in the Basic Agreement) and Licensor has agreed to grant to Licensee a license (as hereinafter defined, the "CP License") for the distribution of the "Catalog Products" (as hereinafter defined).

     B. Licensor and Licensee desire to set forth in this Agreement the terms and conditions of the CP License and their rights and obligations in connection therewith.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Licensor and Licensee hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1 Affiliate. "Affiliate" has the definition thereof set forth in the Basic Agreement.

     1.2 Catalog Products. "Catalog Products" means the software products, now having the names "ModaFINITY" and "ModaCATALOG," and the source code, documentation and technology related to those software products, including all translations thereof, if any, into languages other than English, provided that the Catalog Products shall not mean or include the "ModaCAD CAD Core Technology" (as defined in the Basic Agreement), which is expressly excluded from this Agreement and covered by the "Core Technology License" (as defined in the Basic Agreement), and provided further that the Catalog Products shall not include any rights whatever to the names "ModaFINITY," "ModaCATALOG," "Moda" or "ModaCAD."

     1.3 Confidential Information. "Confidential Information" shall have the definition thereof set forth in the Basic Agreement.

     1.4 CP License. "CP License" has the meaning set forth in Section 2.1.

     1.5 Intellectual Property. "Intellectual Property" has the definition thereof set forth in the Basic Agreement.

     1.6 Lectra Exclusive Markets. "Lectra Exclusive Markets" has the definition thereof set forth in the Basic Agreement.

     1.7 Lectra Group. "Lectra Group" means Licensee and Lectra Systemes SA, the parent of Licensee, and their respective Affiliates.

     1.8 Net Revenues. "Net Revenues" means gross receipts received by, credited to, or otherwise recognized by the Lectra Group, in accordance with United States generally accepted accounting practices, consistently applied, from whatever source, whether now known or hereafter devised, resulting from sales, licenses, sublicenses and other transfers to third parties of the Catalog Products, less only (i) credits, refunds and discounts actually offered and made by the Lectra Group member concerned in the ordinary course of business, and
(ii) any sales, use or excise taxes and shipping charges actually included in those revenues; provided, however, that "Net Revenues" shall not include revenues in respect of general business third-party software, hardware, software services, hardware services, consulting, training and rental services related to or provided in connection with the Catalog Products so long as the fees and prices charged for such products or services, when related to or provided in connection with Catalog Products, are established in good faith without intention to reduce Net Revenues arising from Catalog Products and documented for purposes of audit pursuant to Section 3.3.

                                   ARTICLE II

                                     LICENSE

     2.1 License Grant. On and subject to the terms and conditions of this Agreement, Licensor grants during the Term of this Agreement to Licensee, and Licensee accepts, a ** , ** (subject to the rights of Licensee under Section 2.2), ** (subject to ** of Licensor under Section 2.3) license to distribute the Catalog Products, but in all instances excluding any right to the names "ModaFINITY," "ModaCATALOG," "Moda" or "ModaCAD" (the "CP License").

     2.2 Right to Sublicense. Licensee may grant sublicenses of its rights under the CP License, including sublicenses to end-users through Licensee's distributors, provided that Licensee's right to grant sublicenses under the CP License shall be subject to the limitations that (i) any sublicense granted by Licensee shall contain, and Licensee shall ensure that any sublicense effected through any distributor or representative contains, Licensor's current warranty and license terms to the extent not inconsistent with Licensee's standard software warranty and license terms in regard to the Catalog Products then in effect (as notified to Licensee in writing by Licensor); and (ii) Licensee shall include and cause to be included in each sublicense of the Catalog Products an exclusion and limitation of Licensee's warranty obligation in regard to the Catalog Products not less favorable to Licensee than Licensor's standard warranty terms in regard to the Catalog Products as then in effect (as notified to Licensee in writing by Licensor), unless such exclusion and limitation shall in a particular instance contravene mandatory applicable law governing Licensee's sublicense, in which instance such sublicense shall provide for similar exclusions and limitations to the extent permissible by such law;

-------------------------------
**The material deleted has been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Commission.

     2.3 Licensor's Retained Rights and Exclusion. Licensee acknowledges and agrees that Licensor has and shall retain ownership of all right, title and interest throughout the world in and to the Catalog Products, including without limitation all Intellectual Property rights in or related thereto. Without limitation of the immediately preceding sentence, Licensee acknowledges and agrees that Licensor expressly retains, and the CP License shall not limit or restrict, the right of Licensor to design, develop, market, publish, reproduce, distribute, sell, license and sub-license, support, transfer and exploit to the fullest extent possible by any means whether now known or hereafter devised, without any obligation to Licensee, the Catalog Products and the Intellectual Property therein, including any enhancements, derivatives, adaptions and upgrades of the Catalog Products hereafter developed or invented by or for Licensor, subject only to the provisions of Section 6.05 of the Basic Agreement. The definition of Lectra Exclusive Markets is intended by Licensor and Licensee not to include, and shall not be construed to include, the Catalog Products; provided, however, that, without limitation of any other provision of this Agreement, Licensor shall not license, sub-license or transfer the Catalog
Products to any company which competes with Lectra in the Lectra Exclusive Markets, including without limitation any "Lectra Competitor" as defined in the Basic Agreement.

                                   ARTICLE III

                                     ROYALTY

     3.1 Royalties. During the period beginning with the ** through the close of business ** (the "Royalty Period"), Licensee shall pay to Licensee on a quarterly basis royalties ("Royalties") in an amount equal to ** percent ( ** ) of all Licensee's Net Revenues for the applicable calendar quarter, without set-off except as permitted by the Basic Agreement. Quarterly payments of Royalties, together with supporting documentation setting forth in reasonable detail the basis for and calculation of the amount of Royalties due, shall be delivered to Licensee on or before the thirtieth (30th) calendar day following the completion of each calendar quarter during the Royalty Period. Following payment of the Royalties due for the final calendar quarter of the Royalty Period, and provided that Licensee is in compliance with the terms of this Agreement, the CP License shall fully-paid and no further Royalties shall be due.

     3.2 Mode of Payment. Licensee shall make all payments required under this Agreement in United States Dollars. The royalty payments due on Net Revenues realized outside the United States shall be translated at the average rate of exchange at which United States Dollars are listed in the Wall Street Journal for the currency of the country in which the revenue was received for the calendar quarter in which such revenue was realized. All transfers of money due under this Article to Licensor shall be made by wire transfer of immediately available funds to a bank account of Licensor designated from time to time by Licensor in accordance with Section 9.2.

     3.3 Inspection and Audit. Licensee shall keep, and shall cause each member of the Lectra Group to keep, full, true and accurate books of accounts and other records containing all particulars which may be necessary to properly ascertain and verify the Royalties payable by it pursuant to this Agreement. Upon Licensee's written request, Licensee shall permit Licensor to examine at reasonable times during regular business hours, but no more than once in any six-month period, such records as may be necessary to determine the accuracy of any report with respect to, or payment made of, Royalties. In addition, Licensor

-------------------------------
**The material deleted has been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Commission.

shall have the right, at its own expense and no more that once each calendar year, to have Licensee's records relating to Royalties, and the basis of calculation thereof, for the prior calendar year reviewed by an independent auditor reasonably acceptable to Licensee. Such auditor examining books and records hereunder shall not disclose to Licensor any information relating to the business of Licensee except that which should properly have been disclosed in any report required with respect to Royalties. The basis for any determination of such accountant shall be made available for review and comment by Licensee and reconsidered if Licensee so requests, and if Licensee and Licensor still do not agree as to the determination of Royalties a further determination shall be made by another nationally recognized independent certified public accountant selected by Licensor from among three proposed by Licensee (none of whom shall have rendered services to the Lectra Group or Licensor within the three year period prior thereto) and such accountant shall make a final determination of the amount of Royalties at issue. Such final determination shall be binding upon Licensor and Licensee. Licensor shall bear the cost of such accountant unless it is finally determined that Licensee underpaid the Royalties due hereunder by more than ** , in which case Licensee shall bear the cost of such accountant.

                                   ARTICLE IV

                LICENSEE'S COVENANTS AND OTHER GENERAL PROVISIONS

     4.1 Export/import Licenses. Licensee shall comply and shall require all sublicensees and distributors to comply with all then-current applicable laws, rules and regulations relating to the import and export of technology, software and technical data, including, but not limited to, any regulations of the United States Office of Export Administration and other applicable governmental agencies, and shall not export or re-export any Catalog Products to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized. To Licensor's knowledge, except as set forth on Schedule
4.1 hereto, there are no laws, rules or regulations restricting the export or re-export of the Catalog Products.

     4.2 No Right to Challenge. To the extent permitted by law, Licensee agrees that neither it nor any Affiliate or sublicensee will take any action to attack the title to or validity of the Intellectual Property rights which make up the Catalog Products, including without limitation, by challenging or opposing Licensor's applications or registrations therefor. Licensee agrees to use and cause to be used the proper copyright and patent notices required by Licensor in connection with the use of the Catalog Products.

     4.3 Licensee Indemnification. Licensee shall indemnify, defend and hold harmless Licensor, its affiliates and their respective directors, stockholders, officers, and employees from and against any and all claims, demands, actions, suits, losses, damages, judgments, costs and expenses (including reasonable attorneys' fees) arising out of (i) any breach of Licensee's representations, warranties or covenants contained in this Agreement and (ii) claims by third parties arising from the distribution or sale by Licensee, its Affiliates and their sublicensees after the date hereof of Catalog Products, other than those claims that, if proven, would constitute a breach of Licensor's warranties or its covenants set forth in this Agreement or in the Basic Agreement.

-------------------------------
**The material deleted has been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Commission.

                                    ARTICLE V

                    LICENSOR'S COVENANTS AND OTHER PROVISIONS

     5.1 No Representations and Warranties. Nothing contained in this Agreement shall be construed as a representation or warranty by Licensor as to the scope, validity or enforceability or lack of defects or errors as to the Catalog Products, any representations as to the Catalog Products being set forth in the Basic Agreement. The foregoing shall not in any way limit Licensor's representations or warranties set forth in the Basic Agreement.

     5.2 Licensor Indemnification. Licensor shall indemnify, defend and hold harmless Licensee, its Affiliates and their permitted sublicensees, and their respective directors, stockholders, officers, and employees from and against any and all claims, demands, actions, suits, losses, damages, judgments, costs and expenses (including reasonable attorneys' fees) arising out of any breach of Licensor's representations and warranties or its covenants contained in this Agreement or any claim that the Catalog Products infringe the rights of third parties, excluding from such indemnity claims of infringement based on any modifications made to, or trademarks added to, the Catalog Products by Licensee.

                                   ARTICLE VI

                      PROTECTION AND MAINTENANCE OF RIGHTS

     6.1 Infringement. (a) Each party will promptly notify the other party in writing if it knows or has reason to know that the Catalog Products are being infringed by a third party. If such alleged infringement has or is occurring, then within sixty days of such notice Licensor will either (i) elect to prosecute such alleged infringement, or (ii) decline to prosecute such alleged infringement. In the event that Licensor elects to prosecute an infringement, Licensor will have the exclusive right to prosecute the infringement and to bring action under its direction and control. Licensee shall reasonably assist Licensor in such action if so requested at Licensor's expense, and shall lend its name to such action if requested by Licensor or required by law. All costs and expenses incurred in an action brought by Licensor shall be borne by Licensor, and all recoveries in such an action shall be for the benefit of Licensor. In the event that Licensor elects not to prosecute an infringement, Licensee may prosecute the infringement, and Licensor shall expressly consent thereto. Licensor shall reasonably assist Licensee in such action if so requested at Licensee's expense, and shall lend its name to such action if requested by Licensee or required by law. Licensee shall bear all costs and expenses incurred in connection with such prosecution and shall be entitled to all recoveries in such action.

     (b) Each party will promptly notify the other party in writing if it knows or has reason to believe that the Catalog Products are infringing rights of a third party.

                                   ARTICLE VII

                              TERM AND TERMINATION

     7.1 Term. ** the CP License shall remain in effect indefinitely unless terminated pursuant to the terms of 7.2 hereof.

     7.2 Termination. This Agreement may be terminated:

          (a) by Licensor if Licensee fails to pay the Royalty due hereunder and Licensee has failed to remedy such breach within ten (10) days after written notice thereof is given by the Licensor; or

          (b) (i) by Licensor immediately in the event that during the Royalty Period (A) Licensee shall be the subject of a voluntary or involuntary bankruptcy proceeding, or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect; (B) a custodian or receiver shall be appointed for, or take charge of, all or any substantial part of the property of Licensee; or
     (C) Licensee shall make a general assignment for the benefit of creditors, shall fail to pay, or be unable to pay its debts generally as they become due, shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts, shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing, or take any corporate action for the purpose of effecting any of the foregoing.

               (ii) by Licensee immediately in the event that (A) Licensor shall be the subject of a voluntary or involuntary bankruptcy proceeding, or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect;
          (B) a custodian or receiver shall be appointed for, or take charge of, all or any substantial part of the property of Licensor; or (C) Licensor shall make a general assignment for the benefit of creditors, shall fail to pay, or be unable to pay its debts generally as they become due, shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts, shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing, or take any corporate action for the purpose of effecting any of the foregoing.

     7.3 Certain Rights Upon Termination. Upon the termination of this Agreement pursuant to Section 7.2 each party shall forthwith return to the other all materials of the other party held by it constituting or including Confidential Information of the other which relates solely to the Catalog Products and does not relate in any manner to the Assets (as defined in the Basic Agreement) or the ModaCAD CAD Core Technology; provided, however, that if Licensee terminates this Agreement after the Royalty Period, it may retain and continue to use the Confidential Information (including without limitation the source code and documentation of the Catalog Products). Notwithstanding the immediately preceding sentence, the termination for any reason of this Agreement will not

-------------------------------
**The material deleted has been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Commission.

relieve Licensee from its obligation to pay to Licensor any and all Royalties or other amounts due under this Agreement for any period through the date of such termination, nor affect any rights or remedies any party may have resulting from any breach of this Agreement by the other prior to such termination.

     7.4 Effect of Termination. The provisions of Section 2.3 shall survive the termination of this Agreement Except as otherwise set forth in the surviving sections, upon the termination of this Agreement, the parties shall have no further rights or obligations under this Agreement.

                                  ARTICLE VIII

                                 APPLICABLE LAW

     8.1 Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, United States of America.

     8.2 Dispute Resolution. The dispute resolution provisions of Section 8.07 of the Basic Agreement are incorporated herein by reference in their entirely.

     8.3 Injunction. Notwithstanding the foregoing, each party acknowledges and agrees that the other party would suffer irreparable harm as a result of any breach by such party of this Agreement and that damages at law would not be an adequate or proper remedy and therefore, in addition to any damages and other remedies that the non-breaching party may be entitled to at law or in equity as a result of such breach, the non-breaching party and its successors or assigns, shall be entitled to seek in any court of competent jurisdiction and obtain a temporary or permanent injunction or other order restraining the breaching party, its Affiliates their sublicensees and any of their officers, directors, employees, and agents from breaching or continuing to breach any provision of this Agreement.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1 Assignment. This Agreement shall be binding on the parties and their successors and permitted assigns (if any). Neither Licensor nor Licensee may assign any of their respective rights or obligations under this Agreement without the prior written consent of the other party thereto, which consent shall not be unreasonably withheld; provided, however, that Licensee may, without Licensor's consent, assign this Agreement or any of its rights or obligations hereunder to any member of the "Lectra Group" (as such term is defined in the Basic Agreement) or in connection with the sale of substantially all the "Assets" (as defined in the Basic Agreement), and provided further that any transfer or transfers of shares of Licensor shall not constitute an assignment of this Agreement.

     9.2 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if given in accordance with the terms of Section 10.07 of the Basic Agreement.

     9.3 Waiver and Modification. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the party to be charged. No waiver or failure to insist upon strict compliance with any provisions hereof shall be deemed a waiver of any other or further breach of or noncompliance with any provision hereof. A failure of either party hereto to insist upon strict compliance by the other party with any provision of this Agreement shall not be deemed a waiver of such provision.

     9.4 Independent Contractor. The parties hereby agree that no agency, joint venture or partnership is created by this Agreement. The legal relationship of any person or entity performing services for Licensee shall be one solely between such parties. Neither party shall incur any obligation in the name of the other party without the prior written consent of that party.

     9.5 Severability. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

     9.6 Entire Agreement. This Agreement, the Core Technology License Agreement, the "Warrant" (as defined in the Basic Agreement) and the Basic Agreement contain the entire agreement between the parties with respect to the subject matter hereof, and supersede any and all other previous agreements between the parties with respect to the subject matter hereof, including without limitation that certain letter of intent effective as of December 31, 1998, between Lectra Systemes S.A. and Licensor.

     9.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     9.8 Headings. The paragraph headings used in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any purpose or in any way affect the construction of this Agreement.

     9.9 No Adverse Construction. The parties acknowledge that each participated in drafting this Agreement, and agree that there shall be no presumption against any party on the ground that such party was responsible for preparing this Agreement or any part thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first above written.

LECTRA SYSTEMS, INC.                    MODACAD, INC.

By:                                     By:

Name:                                   Name:
Title:                                  Title:

                                  Exhibit 2.05

                                Core Technology
                               License Agreement

                        CORE TECHNOLOGY LICENSE AGREEMENT

     THIS AGREEMENT is entered into this 3rd day of March, 1999, and made effective as of December 31, 1998 (the "Effective Date"), by and between ModaCAD, Inc., a California corporation ("Licensor"), and Lectra Systems, Inc., a New York corporation ("Licensee").

                                    RECITALS:

     A. Pursuant to the Agreement dated this date and made effective as of the Effective Date between Licensee and Licensor (the "Basic Agreement") Licensee has simultaneously herewith purchased from Licensor the "Assets" (as defined in the Basic Agreement) and Licensor has agreed to grant to Licensee a license (as hereinafter defined, the "Core Technology License") of the "ModaCAD CAD Core Technology" (as hereinafter defined).

     B. Licensor and Licensee desire to set forth in this Agreement the terms and conditions of the Core Technology License and their rights and obligations in connection therewith.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Licensor and Licensee hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1 Affiliate. "Affiliate" has the definition thereof set forth in the Basic Agreement.

     1.2 ModaCAD CAD Products. "ModaCAD CAD Products" has the definition thereof set forth in the Basic Agreement.

     1.3 Catalog Products. "Catalog Products" has the definition thereof set forth in that certain Catalog Products License Agreement, entered into as of the date hereof, between Licensor and Licensee.

     1.4 Confidential Information. "Confidential Information" shall have the definition thereof set forth in the Basic Agreement.

     1.5 Core Technology License. "Core Technology License" shall have the meaning set forth in Section 2.1 below.

     1.6 Intellectual Property. "Intellectual Property" has the definition thereof set forth in the Basic Agreement.

     1.7  Lectra  Core   Technology   Enhancements.   "Lectra  Core   Technology
Enhancements" shall mean future enhancements made by Lectra of the ModaCAD CAD Core Technology.

     1.8 Lectra Group. "Lectra Group" means Licensee and Lectra Systemes SA, the parent of Licensee, and their respective Affiliates.

     1.9 Lectra Products. "Lectra Products" means the ModaCAD CAD Products and Catalog Products, as in existence on the Effective Date and including any enhancements, derivatives, adaptions and upgrades of the ModaCAD CAD Products hereafter invented or created by or for Licensee as well as any other products of the Lectra Group in development or use on or after the Effective Date.

     1.10 ModaCAD CAD Core Technology. "ModaCAD CAD Core Technology" means ModaCAD CAD Core Technology as defined in the Basic Agreement, together with all ModaCAD CAD Core Technology Enhancements developed during the Enhancement
License Period (as defined in Section 3.2 hereof) or as may be licensed thereafter to Licensee pursuant to Section 3.3.

     1.11 ModaCAD CAD Core Technology Enhancements. "ModaCAD CAD Core Technology Enhancements" means future updates of and enhancements to the ModaCAD CAD Core Technology developed by or for Licensor.

     1.11 ModaCAD Markets. "ModaCAD Markets" has the definition thereof set forth in the Basic Agreement.

                                   ARTICLE II

                     LICENSE OF MODACAD CAD CORE TECHNOLOGY

     2.1 License Grant. On and subject to the terms and conditions of this Agreement, Licensor grants to Licensee, and Licensee accepts, a ** (subject to the rights of Licensee in Section 2.3 hereof), irrevocable, ** (subject to the rights of Licensee under Section 2.2. hereof) license of the ModaCAD CAD Core Technology solely for use in Lectra Products, which license shall be ** as to the Lectra Exclusive Markets (as defined in the Basic Agreement) and ** as to the Lectra Markets (as defined in the Basic Agreement) which are not Lectra Exclusive Markets, but in all instances ** any right or license to any trademarks, tradenames or service marks Licensor has used, or may in the future use, with respect to the ModaCAD CAD Core Technology or any application or part thereof (the "Core Technology License").

     2.2 Right to Sublicense. Licensee may grant sublicenses of its rights under
the  Core  Technology  License,   including  sublicenses  to  end-users  through
Licensee's distributors.

     2.3 Licensor's Retained Rights. Licensee acknowledges and agrees that Licensor has and shall retain ownership of all right, title and interest throughout the world in and to the ModaCAD CAD Core Technology (whether or not incorporated in the Catalog Products or the ModaCAD CAD Products), including without limitation all Intellectual Property rights in and to the ModaCAD Core

-------------------------------
**The material deleted has been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Commission.

Technology. Without limitation of the immediately preceding sentence, Licensee acknowledges and agrees that Licensor expressly retains, and the Core Technology License shall not limit or restrict, the right of Licensor throughout the world to design, develop, market, publish, reproduce, distribute, sell, license and sub-license, support, transfer and exploit to the fullest extent possible by any means whether now known or hereafter devised, without any obligation to Licensee, the ModaCAD CAD Core Technology and the Intellectual Property therein, including any enhancements, derivatives, adaptions and upgrades of the ModaCAD CAD Core Technology hereafter developed or invented by or for Licensor, subject only to the provisions of Section 6.05 of the Basic Agreement. Notwithstanding anything herein to the contrary, Licensor shall have no rights to market, publish, reproduce, distribute, sell, license or sublicense support, transfer or exploit the ModaCAD CAD Core Technology in the Lectra Exclusive Markets.

                                   ARTICLE III

               LICENSE OF MODACAD CAD CORE TECHNOLOGY ENHANCEMENTS

     3.1 Enhancements. The entire right and title in any and all ModaCAD CAD Core Technology Enhancements shall be owned solely by Licensor. The entire right and title in any and all Lectra Core Technology Enhancements shall be owned solely by Licensee.

     3.2 License Rights to Certain Enhancements. During the period beginning with the Effective Date through the close of business ** (the "Enhancements License Period"), Licensor shall (i) keep Licensee informed on a frequent basis, through at least quarterly reviews of Licensor's research and development projects, if any, relating to ModaCAD CAD Core Technology Enhancements in order for Licensee to incorporate such enhancements in Licensee's products on a timely basis; (ii) provide Licensee with sufficient information in order for Licensee to plan the incorporation of such enhancements in Lectra Products and notify Licensee promptly (and in any event before announcement of release to the public) of all ModaCAD CAD Core Technology Enhancements constituting an upgrade version to be embodied in software products released to the public during such period; and (iii) deliver updated source code and documentation in respect thereof as and when completed, provided that in no event shall Licensor have any obligation whatsoever to develop any ModaCAD CAD Core Technology Enhancements. Licensor shall notify Licensee within 30 days after the end of each quarter during the Enhancements License Period of all ModaCAD CAD Core Technology Enhancements, if any, developed during the previous quarter which do not constitute an upgrade version, and together with such notification, deliver updated source code and documentation.

     3.3 Future Negotiations. Licensor shall, not less frequently than quarterly, notify Licensee of each ModaCAD CAD Core Technology Enhancement (if any) developed within ** after the Enhancements License Period. If Licensee desires to obtain any rights of use in and to any such ModaCAD CAD Core Technology Enhancements after expiration of the Enhancements License Period, Licensee shall so notify Licensor within thirty (30) days after receiving notice of such enhancement, and Licensor and Licensee shall commence good faith negotiations with respect to whether, and if so, the terms and conditions on which, the rights to any such ModaCAD CAD Core Technology Enhancement developed

-------------------------------
**The material deleted has been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Commission.

by or for Licensor after the Enhancements License Period may be licensed to Licensee; provided, that Licensor shall have no obligation whatsoever to develop any ModaCAD CAD Core Technology Enhancements. Licensor shall not enter into any agreement which would preclude Licensor from licensing such ModaCAD CAD Core Technology Enhancements to Licensee in accordance with the provisions of this
Section 3.3. The parties agree to negotiate in good faith for a period of three months from the date Licensee notifies Licensor that it desires to obtain a license to such ModaCAD CAD Core Technology. In the event that the parties do not reach an agreement within such three-month period, the Licensor will have the exclusive right to use and to license to others, exclusively or otherwise but not on terms materially more favorably to such licensee than the terms offered to Licensee, such ModaCAD CAD Core Technology Enhancement, subject only to Section 6.05 of the Basic Agreement and the last sentence of Section 2.3 of this Agreement.

                                   ARTICLE IV

                LICENSEE'S COVENANTS AND OTHER GENERAL PROVISIONS

     4.1 Export/import Licenses. Licensee shall comply and shall require all of its sublicensees and distributors to comply with all then-current applicable laws, rules and regulations relating to the import and export of technology, software and technical data, including, but not limited to, any regulations of the United States Office of Export Administration and other applicable governmental agencies, and shall not export or re-export any ModaCAD CAD Core Technology or ModaCAD CAD CAD Core Technology Enhancements or the direct product of such technology, software, technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized. To Licensor's knowledge, except as set forth on Schedule 4.1 hereto, there are no laws, rules or regulations restricting the export or re-export of the ModaCAD CAD Core Technology and/or the ModaCAD CAD Core Technology Enhancements.

     4.2 No Right to Challenge. To the extent permitted by law, Licensee agrees that neither it nor any Affiliate or sublicensee will take any action to attack the title to or validity of the Intellectual Property rights which make up the Licensed Core Technology, including without limitation, by challenging or opposing Licensor's applications or registrations therefor. Licensee agrees to use and cause to be used the proper copyright and patent notices required by Licensor in connection with the use of the ModaCAD CAD Core Technology.

     4.3 Licensee Indemnification. Licensee shall indemnify, defend and hold harmless Licensor, its affiliates and their respective directors, stockholders, officers, and employees from and against any and all claims, demands, actions, suits, losses, damages, judgments, costs and expenses (including reasonable attorneys' fees) arising out of (i) any breach of Licensee's representations, warranties or covenants contained in this Agreement and (ii) claims by third parties arising from the manufacture, distribution or sale by Licensee, its Affiliates and their sublicensees after the date hereof of products or services utilizing the ModaCAD CAD Core Technology, other than those claims that, if proven, would constitute a breach of Licensor's warranties or its covenants set forth in this Agreement or in the Basic Agreement.

                                    ARTICLE V

                    LICENSOR'S COVENANTS AND OTHER PROVISIONS

     5.1 No Representations and Warranties. Nothing contained in this Agreement shall be construed as a representation or warranty by Licensor as to the scope, validity or enforceability or lack of defects or errors as to the ModaCAD CAD Core Technology, any representations as to the ModaCAD CAD Core Technology being set forth in the Basic Agreement. The foregoing shall not in any way limit Licensor's representations or warranties set forth in the Basic Agreement.

     5.2 Error Correction. Notwithstanding the foregoing, if, during the Enhancements License Period or a period of two years thereafter, Licensee (i) notifies Licensor of errors in content or technical defects in the program code of the ModaCAD CAD Core Technology or the ModaCAD CAD Core Technology Enhancements, which errors or defects impair the proper functioning of the ModaCAD CAD Core Technology or the ModaCAD CAD Core Technology Enhancements but do not result directly or indirectly from Licensee's modifications of, or integration into other products of, the ModaCAD CAD Core Technology, and (ii) provides with such notice all relevant information Licensee has in regard to the error or defect disclosed in that notice, then Licensor shall use reasonable commercial efforts to repair or remedy (by additional code or otherwise in Licensor's discretion) such errors or defects within a reasonable time after such notice at Licensor's expense.

     5.3 Licensor Indemnification. Licensor shall indemnify, defend and hold harmless Licensee, its Affiliates and their permitted sublicensees, and their respective directors, stockholders, officers, and employees from and against any and all claims, demands, actions, suits, losses, damages, judgments, costs and expenses (including reasonable attorneys' fees) arising out of any breach of Licensor's representations and warranties or its covenants contained in this Agreement or any claim that ModaCAD CAD Core Technology and/or ModaCAD CAD Core Technology Enhancements infringe the rights of third parties, excluding from such indemnity claims of infringement based on any modifications made to, or trademarks added to, the ModaCAD CAD Core Technology by Licensee.

                                   ARTICLE VI

                      PROTECTION AND MAINTENANCE OF RIGHTS


     6.1 Infringement. (a) Each party will promptly notify the other party in writing if it knows or has reason to know that the ModaCAD CAD Core Technology or ModaCAD CAD Core Technology Enhancements are being infringed by a third party. If such alleged infringement has or is occurring, then within sixty days of such notice Licensor will either (i) elect to prosecute such alleged infringement, or (ii) decline to prosecute such alleged infringement. In the event that Licensor elects to prosecute an infringement, Licensor will have the exclusive right to prosecute the infringement and to bring action under its direction and control. Licensee shall reasonably assist Licensor in such action if so requested at Licensor's expense, and shall lend its name to such action if requested by Licensor or required by law. All costs and expenses incurred in an action brought by Licensor shall be borne by Licensor, and all recoveries in such an action shall be for the benefit of Licensor. In the event that Licensor elects not to prosecute an infringement, Licensee may prosecute the infringement, and Licensor shall expressly consent thereto. Licensor shall reasonably assist Licensee in such action if so requested at Licensee's expense, and shall lend its name to such action if requested by Licensee or required by law. Licensee shall bear all costs and expenses incurred in connection with such prosecution and shall be entitled to all recoveries in such action.

          (b) Each party will promptly notify the other party in writing if it knows or has reason to believe that the ModaCAD CAD Core Technology or ModaCAD CAD Core Technology Enhancements are infringing rights of a third party.

                                   ARTICLE VII

                              TERM AND TERMINATION

     7.1  Term.  **  the  Core   Technology   License  shall  remain  in  effect
indefinitely.

                                  ARTICLE VIII

                                 APPLICABLE LAW

     8.1 Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, United States of America.

     8.2 Dispute Resolution. The dispute resolution provisions of Section 8.07 of the Basic Agreement are incorporated herein by reference in their entirely.

     8.3 Injunction. Notwithstanding the foregoing, each party acknowledges and agrees that the other party would suffer irreparable harm as a result of any breach by such party of this Agreement and that damages at law would not be an adequate or proper remedy and therefore, in addition to any damages and other remedies that the non-breaching party may be entitled to at law or in equity as a result of such breach, the non-breaching party and its successors or assigns, shall be entitled to seek in any court of competent jurisdiction and obtain a temporary or permanent injunction or other order restraining the breaching party, its Affiliates their sublicensees and any of their officers, directors, employees, and agents from breaching or continuing to breach any provision of this Agreement.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1 Assignment. This Agreement shall be binding on the parties and their successors and permitted assigns (if any). Neither Licensor nor Licensee may assign any of their respective rights or obligations under this Agreement without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld; provided, however, that Licensee may, without Licensor's consent, assign this Agreement or any of its rights or obligations

-------------------------------
**The material deleted has been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Commission.

hereunder to any member of the Lectra Group (as such term is defined in the Basic Agreement) or in connection with the sale of substantially all the Assets (as defined in the Basic Agreement); and provided, further, that any transfer or transfers of shares of Licensor shall not constitute an assignment of this Agreement. Nothing herein shall prevent Licensee or any member of the Lectra Group from including, without Licensor's consent, the ModaCAD CAD Core Technology in any Lectra Product.

     9.2 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if given in accordance with the terms of Section 10.07 of the Basic Agreement.

     9.3 Waiver and Modification. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the party to be charged. No waiver or failure to insist upon strict compliance with any provisions hereof shall be deemed a waiver of any other or further breach of or noncompliance with any provision hereof. A failure of either party hereto to insist upon strict compliance by the other party with any provision of this Agreement shall not be deemed a waiver of such provision.

     9.4 Independent Contractor. The parties hereby agree that no agency, joint venture or partnership is created by this Agreement. The legal relationship of any person or entity performing services for Licensee shall be one solely between such parties. Neither party shall incur any obligation in the name of the other party without the prior written consent of that party.

     9.5 Severability. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

     9.6 Entire Agreement. This Agreement, the Catalog Products License Agreement, the Warrant (as defined in the Basic Agreement) and the Basic Agreement contain the entire agreement between the parties with respect to the subject matter hereof, and supersede any and all other previous agreements between the parties with respect to the subject matter hereof, including without limitation that certain letter of intent effective as of December 31, 1998, between Lectra Systemes S.A. and Licensor.

     9.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     9.8 Headings. The paragraph headings used in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any purpose or in any way affect the construction of this Agreement.

     9.9 No Adverse Construction. The parties acknowledge that each participated in drafting this Agreement, and agree that there shall be no presumption against any party on the ground that such party was responsible for preparing this Agreement or any part thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first above written.

LECTRA SYSTEMS, INC.                    MODACAD, INC.


By:                                     By:

Name:                                   Name:
Title:                                  Title:

                                  Exhibit 6.02


                               Seller's Standard
                          Employee Confidentiality and
                         Invention Assignment Agreement

                              AMENDED AND RESTATED
                EMPLOYEE CONFIDENTIALITY AND INVENTION ASSIGNMENT
                                    AGREEMENT


In consideration of my employment by ModaCAD Inc. (ModaCAD), and as a condition of such employment and any compensation paid therefore:

1. CONFIDENTIALITY

I understand certain information relating to the business, products, processes, or developments of ModaCAD, its parent, subsidiaries, vendors or customers, is considered by such persons or organizations to be confidential or proprietary. I will maintain in confidence for ModaCAD and its parent and subsidiaries all such information that is identified as confidential at the time of this disclosure to me or that is developed or acquired by me under circumstances that may be reasonably interpreted as imposing an obligation of confidentiality. I will not disclose such information to anyone outside the employ of ModaCAD or its parent and subsidiaries, nor use such information in any activity outside the business of ModaCAD without the prior written consent of ModaCAD. The confidentiality shall be maintained by me during my full time of employment with ModaCAD and for a period of three years after my employment by ModaCAD ends. My obligations of confidentiality and non-disclosure under this Agreement shall extend to and include any information which may be disclosed to me relating to the business operations and products of Lectra Systemes SA, Lectra Systems Inc. and their affiliates (collectively, the "Lectra Group") in connection with my services as a member of the Support Team (the "Support Team") provided to the Lectra Group pursuant to Section 6.01 of that certain Agreement dated as of March 3, 1999, by and between ModaCAD and Lectra Systems Inc. All references herein to
"confidential information" are deemed to include information relating to the Lectra Group, and all references herein to my employment with ModaCAD are deemed to include services provided by me as a member of the Support Team.

2. CONFIDENTIAL INFORMATION OF OTHERS

I will not disclose to ModaCAD nor induce ModaCAD to use any confidential information received from another under an agreement or understanding prohibiting such use or disclosure. I have disclosed to ModaCAD the terms of any agreements to which I am or have been a party regarding such information of others. I understand that my employment by ModaCAD will not require me to breach any such agreements.

3. DISCLOSURE AND ASSIGNMENTS OF INVENTIONS AND IMPROVEMENTS

I will disclose promptly to ModaCAD all inventions or improvements, whether considered by me patentable or not, that are made or conceived by me, alone or jointly with others, during my employment with ModaCAD or within six months after my employment by ModaCAD ends, that:

     a) relate to the business of ModaCAD or to the actual demonstrably anticipated research or development of ModaCAD; or

     b) result form any work performed by me for ModaCAD; or

     c) result from any use by me of any equipment, supplies, facilities, or confidential information of ModaCAD.

4. DISCLOSURE OF OWNERSHIP OF WORKS OF AUTHORSHIP AND MASK WORKS

I will disclose promptly to ModaCAD all original works of authorship and mask works produced by me, alone or jointly with others, during my employment by ModaCAD or within six months after my employment by ModaCAD ends, that:

     a) relate to the business of ModaCAD or to the actual demonstrably anticipated research or development of ModaCAD; or

     b) result from any work performed by me for ModaCAD; or

     c) result from any use by me of any confidential information of ModaCAD.

I agree that all such works shall be works made for hire and the property of ModaCAD. Upon request of ModaCAD and without further consideration, I will provide such cooperation and assistance, during my employment and thereafter, as may be reasonably necessary to permit ModaCAD, at its expense, to establish, perfect, and maintain its interest in such works in the United States and elsewhere.

5. RECORDS AND MATERIALS

Any written records that I may produce relating to any inventions or original works of authorship made by me, alone or jointly with others, in the course of my employment with ModaCAD, and all records and other materials, whether prepared by me or others, relating to the confidential business, products, processes or developments of ModaCAD, shall be and remain the property of ModaCAD. Upon termination of my employment with ModaCAD or upon earlier request by ModaCAD, I will deliver to ModaCAD all such records and materials, and all copies thereof, then in my possession.

6. OUTSIDE EMPLOYMENT

During my employment at ModaCAD, I will not engage in any outside employment, activity or occupation in direct competition with ModaCAD. In particular I will not perform services for a competitor of ModaCAD. Furthermore, as a material condition of ModaCAD offering me employment and my accepting employment with ModaCAD, in the event of my termination for any reason, I agree that for a period of one (1) year after termination I shall not accept employment with any competitor or perform services for a competitor in any capacity such as an independent contractor or consultant.

7. LIMITATION OF AGREEMENT

I understand that this Agreement is not an agreement of employment for any particular period of time, and that my employment and compensation may be terminated at any time, with or without cause, by myself or by ModaCAD. I understand further that no manager or representative of ModaCAD, other than the president, the executive vice president or the financial vice president has any authority to offer me employment for any specific period of time or to make any agreements contrary to this provision, and I acknowledge that no such offer or agreement has been made.

8. REPLACEMENT OF OTHER AGREEMENTS

This Agreement replaces all previous agreements relating to the same or similar matters which I may have entered into with ModaCAD or its parent or its parent's subsidiaries. This agreement may not be modified except by written agreement signed by an officer of ModaCAD.


UNDERSTOOD & AGREED


___________________________________             Dated:___________

___________________________________
         Print Name

___________________________________
          Address

                                Exhibit 6.03(c)

                          Warrants to Purchase Shares
                                of Common Stock

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO MODACAD, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                              Warrants to Purchase
                             Shares of Common Stock

                                  MODACAD, INC.

             INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA

                  Void after **(or such later date
             as determined in accordance with the provisions below)

No. 1

     THE WARRANTS evidenced by this Warrant Certificate have been issued as of this 3rd day of March, 1999, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

     THIS CERTIFICATE evidences the right of Lectra Systems Inc. ("Lectra") to purchase, for the Exercise Price (as defined below), during the Exercise Term (as defined below), 250,000 shares of Common Stock (the "Shares") of ModaCAD, Inc., a California corporation ("ModaCAD"), subject to the terms and conditions hereinafter set forth.

     1. Definitions. As used in this Certificate:

          (a) "Aggregate Exercise Price" shall mean with respect to any exercise under this Warrant Certificate the Exercise Price multiplied by the number of shares of Common Stock as to which the Warrant Certificate is exercised, as set forth in the Subscription Agreement.

          (b) "Date of Issuance" shall mean the date set forth in the preamble of this Warrant Certificate.

          (c) "Exercise Price" shall mean ** per Share.

          (d) "Exercise Term" shall mean the ** year period commencing on the Date of Issuance and ending on ** , subject to extension as provided in
     Section 2(e).



-------------------------------
**The material deleted has been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Commission.

          (e) "Subscription Agreement" shall mean the Subscription Agreement attached hereto as Exhibit A.

          (f) "Warrants" shall mean the rights evidenced by this Warrant Certificate.

     2. Exercise of Warrants.

          (a) Right to Exercise. The Warrants may be exercised at any time or from time to time during the Exercise Term.

          (b) Method of Exercise. The Warrants may be exercised by Lectra during the Exercise Term by the surrender of this Warrant Certificate at the principal office of ModaCAD, along with the properly completed and executed Subscription Agreement for the Exercise of Warrants indicating the election of Lectra to effect a cash exercise, and the payment to ModaCAD by certified or cashier's check of the Aggregate Exercise Price.

          (c) "Easy Sale" Exercise.  In lieu of the payment methods set forth in
     Section 2(b) above, when permitted by law and applicable regulations (including Nasdaq and NASD rules), Lectra may pay the Aggregate Exercise Price through a "same day sale" commitment from Lectra (and if applicable a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer")), whereby Lectra elects to exercise this Warrant and to sell a portion of the Warrant Shares so purchased to pay for the Aggregate Exercise Price and Lectra (or, if applicable, the NASD Dealer) commits upon sale (or, in the case of the NASD Dealer, upon receipt) of such Warrant Shares to forward the Aggregate Exercise Price directly to the Company.

          (d) Issuance of Share Certificate and/or New Warrant Certificate. In the event of any exercise of the Warrants, certificates for the Shares so purchased shall be delivered to Lectra within a reasonable time but no later than 5 business days after the Warrants shall have been so exercised, and unless the Warrants have expired, a new certificate representing the right to purchase the number of Shares, if any, with respect to which this Warrant Certificate shall not then have been exercised shall also be issued to Lectra within such time. All such new warrant certificates shall be dated the date hereof and shall be identical to this Warrant Certificate except as to the number of Shares issuable pursuant thereto. ModaCAD shall pay all documentary, stamp or other transactional taxes (other than transfer taxes), if any, attributable to the issuance or delivery of shares of Common Stock of ModaCAD upon exercise of the Warrants.

          (e) Restrictions on Exercise. The Warrants may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations, in which event the Exercise Term shall be extended by the number of days the Warrants may not be exercised. As a condition to the exercise of the Warrants, ModaCAD may require Lectra to make such representations and warranties to ModaCAD as may be required by applicable law or regulation.

     3. Stock Fully Paid; Reservation of Shares. ModaCAD covenants and agrees that all Shares will, upon issuance and payment in accordance herewith, be fully paid, validly issued and nonassessable. ModaCAD further covenants and agrees that during the Exercise Term ModaCAD will at all times have authorized and reserved for the purpose of the issue upon exercise of the Warrants at least the maximum number of shares of ModaCAD's Common Stock as are issuable upon the exercise of the Warrants. ModaCAD will list, and will maintain the listing of, the Shares and any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant on each securities exchange on which such Shares or other securities are listed by ModaCAD from time to time.

     4. Adjustment of Purchase Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrants and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

          (a) Consolidation, Merger or Reclassification. If ModaCAD at any time while the Warrants remain outstanding and unexpired shall consolidate with or merge into any other corporation, or sell all or substantially all of its assets to another corporation, or reclassify or in any manner change the securities then purchasable upon the exercise of the Warrants (any of which shall constitute a "Reorganization"), then lawful and adequate provision shall be made whereby this Warrant Certificate shall thereafter evidence the right to purchase such number and kind of securities and other property as would have been issuable or distributable on account of such Reorganization upon or with respect to the securities which were purchasable under the Warrants immediately prior to the Reorganization. ModaCAD shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than ModaCAD) resulting from such Reorganization shall assume by written instrument executed and mailed or delivered to Lectra, at the last address of Lectra appearing on the books of ModaCAD, the obligation to deliver to Lectra such shares of stock, securities or assets as, in accordance with the foregoing provisions, Lectra may be entitled to purchase, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4(a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon exercise of this Warrant.

          (b) Subdivision or Combination of Shares. If ModaCAD at any time while the Warrants remain outstanding and unexpired shall subdivide or combine its Common Stock, the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to such subdivision or combination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such subdivision or combination and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such subdivision or combination.

          (c) Certain Dividends and Distributions. If ModaCAD at any time while the Warrants are outstanding and unexpired shall take a record of the holders of its Common Stock for the purpose of:

               (i) Stock Dividends. Entitling them to receive a dividend payable in, or other distribution without consideration of, Common Stock, then the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to each dividend or distribution by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or

               (ii) Distribution of Assets, Securities, etc. Making any distribution without consideration with respect to its Common Stock (other than a cash dividend paid or payable solely out of retained earnings) payable otherwise than in its Common Stock, Lectra shall, upon the exercise of the Warrants, be entitled to receive, in addition to the number of Shares receivable thereupon, and without payment of any additional consideration therefor, such assets or securities as would have been payable to it as owner of that number of Shares receivable by exercise of the Warrants had it been the holder of record of such Shares on the record date for such distribution, and an appropriate provision therefor shall be made a part of any such distribution.

          (d) Adjustment of Number of Shares. Upon each adjustment in the Exercise Price pursuant to Subsections (b) or (c) (i) of this Section 4, the number of Shares purchasable hereunder shall be adjusted to that number determined by multiplying the number of such Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately following such adjustment.

          (e) Notice. In case at any time:

               (i) ModaCAD shall pay any dividend payable in stock upon its Common Stock or make any distribution, excluding a cash dividend payable solely out of retained earnings, to the holders of its Common Stock;

               (ii) ModaCAD shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

               (iii) There shall be any reclassification of the Common Stock of ModaCAD, or consolidation or merger of ModaCAD with, or sale of all or substantially all of its assets to, another corporation; or

               (iv) There shall be a voluntary or involuntary dissolution, liquidation or winding up of ModaCAD;

then, in any one or more of such cases, ModaCAD shall give to Lectra at least 10 days' prior written notice (or, in the event of notice pursuant to Section 4(e)
(ii), (iii) or (iv), at least 30 days' prior written notice) of the date on which the books of ModaCAD shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect to any such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up. Such notice in accordance with the foregoing clause shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common
Stock shall be entitled thereto, and such notice in accordance with the foregoing clause shall also specify the date on which the holders of Common

Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first-class mail, postage prepaid, addressed to Lectra at the address of Lectra as shown on the books of ModaCAD.

          (f) No  Change  in  Warrant  Certificate.  The  form of  this  Warrant
     Certificate need not be changed because of any adjustment in the Exercise Price or in the number of Shares purchasable on its exercise. The Exercise Price or the number of Shares shall be considered to have been so changed as of the close of business on the date of adjustment.

     5. Fractional Shares. No fractional Shares will be issued in connection with any subscription hereunder but, in lieu of such fractional Shares, ModaCAD shall make a cash payment therefor upon the basis of the Market Price per Share. As used herein, the "Market Price Per Share" with respect to any class or series of Common Stock on any date shall mean the closing price per share of ModaCAD's Common Stock for the trading day immediately preceding such date. The closing price for each such day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal securities exchange on which the shares of such Common Stock of ModaCAD are listed or admitted to trading or, if applicable, the last sale price, or in case no sale takes place on such day, the average of the closing bid and asked prices of such Common Stock on Nasdaq or any comparable system, or if such Common Stock is not reported on Nasdaq, or a comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by ModaCAD for that purpose. If such bid and asked prices are not available, then "Market Price Per Share" shall be equal to the fair market value of such Common Stock as determined by a nationally recognized investment banking firm chosen by ModaCAD from among three such firms specified by Lectra. The "Market Price Per Share" with respect to any class or series of capital stock other than Common Stock shall, if such capital stock is convertible into or exchangeable for Common Stock, be determined by reference to the "Market Price Per Share" for the Common Stock and adjusted based on the conversion or exchange price, as the case may be. If such capital stock is not convertible into or exchangeable for Common Stock, the "Market Price Per Share" shall be determined by a nationally recognized investment banking firm chosen by ModaCAD from among three such firms specified by Lectra.

     6. Restrictions on Transfer. The Warrants are restricted from sale, transfer, assignment or hypothecation by operation of law. The Warrants have not been registered under the Act or any applicable state securities laws, and may not be offered for sale, sold, transferred, pledged or hypothecated without an effective registration statement under the Act and under any applicable state securities law, or an opinion of counsel, reasonably satisfactory to ModaCAD, that an exemption from such registration is available; provided that Lectra may transfer this Warrant to Lectra Systemes SA, its parent, without an opinion of counsel. By accepting this Warrant Certificate, Lectra acknowledges its understanding that because the Warrants are not registered, Lectra must hold the Warrants indefinitely unless they are registered under the Act and any applicable state securities laws or must obtain exemptions from registration. In addition, by accepting this Warrant Certificate, Lectra represents and warrants
(i) that Lectra is acquiring the Warrants for its own account for investment and not with the view to distribution, assignment, resale or other transfer of the

Warrants and (ii) Lectra is an "accredited investor" as such term in defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended (the "Act"), and that Lectra is able to bear the economic risk of its investment in the Warrants and any shares issued upon exercise of any of the Warrants. Except as specifically stated herein, no other person has a direct or indirect beneficial interest in the Warrants.

     7. Registration Under Securities Act of 1933.

          (a) For purposes of this Section, the following definitions shall apply:

               (i) The terms "register," "registered," and "registration" refer to a registration under the United States Securities Act of 1933, as amended (the "Act"), effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or amendment thereto.

               (ii) The term "Registrable Shares" means any Shares issued or issuable upon exercise of the Warrants and owned of record and beneficially by Lectra that may not be resold pursuant to Rule 144 under the Act in one transaction without any limitation with respect to offerees, manner of offering or the size of the transaction as of the date on which Lectra exercises the Warrants pursuant to Section 7(b) of this Warrant Certificate.

               (iii) The term "SEC" means the United States Securities and Exchange Commission.

               (b) (i) ModaCAD shall, as expeditiously as possible following its receipt from Lectra of an executed Notice of Commitment to Exercise Warrants and Request for Registration of Underlying Shares, in the form and with the content of Exhibit B attached hereto ("Notice of Commitment"), which Notice of Commitment shall cover some or all Warrants evidenced hereby, file a registration statement on Form S-3 (or other applicable SEC Form as ModaCAD in its absolute discretion may elect to use for such purpose) covering the resale of all the Registrable Shares under Rule 415 and, to the extent applicable, Rule
          416. ModaCAD shall use its best efforts to cause such registration statement to become effective by the 60th calendar day after the date it shall have been filed. ModaCAD shall provide Lectra reasonable opportunity to review any such registration statement, or any amendment or supplement thereto, prior to the filing thereof. The Notice of Commitment shall be binding and irrevocable unless the price of ModaCAD Common Stock on the date of effectiveness of such registration statement is either (A) below the Exercise Price or (B) equal to or less than eighty percent (80%) of the closing sale price of the Common Stock for the trading day on which ModaCAD received the Notice of Commitment (or if the day of receipt is not a trading day, the immediately preceding such trading day), as reported by the Nasdaq Stock Market or other national trading exchange on which the ModaCAD Common Stock is listed for trading. If Lectra delivers to ModaCAD the one-time Notice of Commitment and subsequently revokes such Notice of Commitment pursuant to the foregoing provisions of this Section 7(b)(i), ModaCAD shall have no obligation to maintain the effectiveness of such registration statement, and Lectra shall again have the right to require registration pursuant to this Section
          7(b)(i). In the event Lectra's Notice of Commitment covers less than all the Warrant Shares and such Notice of Commitment is not revoked in accordance with this Section 7(b)(i), then ModaCAD shall have no further obligation to register any remaining Registrable Shares pursuant to this Section 7(b).

               (ii) ModaCAD shall, as expeditiously as possible following the exercise of some or all Warrants evidenced hereby, file a registration statement on Form S-3 (or other applicable SEC Form as ModaCAD in its absolute discretion may elect to use for such purpose) covering the resale of all the Registrable Securities under Rule 415 and, to the extent applicable, Rule 416; provided that ModaCAD shall not be required to file a registration statement pursuant to this Section 7(b)(ii) if it has filed a registration statement pursuant to Section 7(b)(i) which has been declared effective by the SEC and Lectra has not revoked its Notice of Commitment pursuant to Section 7(b)(i). ModaCAD shall use its best efforts to cause such registration statement to become effective by the 60th calendar day after the date it shall have been filed. ModaCAD shall provide Lectra reasonable opportunity to review any such registration statement, or any amendment or supplement thereto, prior to the filing thereof.

               (iii) ModaCAD may suspend the effectiveness of any such registration effected pursuant to this Subsection (b) in the event, and for such period of time as, such a suspension is required by the rules and regulations of the SEC, and may suspend use of the prospectus included in the Registration Statement if such prospectus ceases to meet the requirements of Section 10 of the Act. ModaCAD will immediately advise Lectra of any such suspension, and will use its best efforts to cause such suspension to terminate at the earliest possible date. Lectra agrees that following receipt of any such notice, and until such suspension is terminated, Lectra will not make use of the suspended prospectus and will make no sales requiring delivery of such prospectus.

          (c) Whenever required under this Section to effect the registration of any Registrable Shares, ModaCAD shall, as expeditiously as reasonably possible:

               (i) Prepare and file with the SEC a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration to become effective as provided in Section 7(b)(i) or (ii), as applicable, and keep such registration statement effective for so long as Lectra as owner of Registrable Shares desires to dispose of the securities covered by such registration statement, or, if earlier, only until all of such Registrable Shares may be sold under Rule 144 (provided that ModaCAD's transfer agent has accepted an instruction from ModaCAD to such effect) in one transaction without any limitation with respect to offerees, manner of offering or the size of the transaction.

               (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement and notify Lectra of the filing and effectiveness of such Registration Statement and any amendments thereof or supplements thereto.

               (iii) Furnish to Lectra as owner of Registrable Shares such numbers of copies of a current prospectus conforming with the requirements of the Act, copies of the registration statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as Lectra may reasonably require in order to facilitate the disposition of Registrable Shares owned by Lectra.

               (iv) Notify Lectra immediately of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use its best efforts to promptly update and/or correct such prospectus.

               (v) Furnish, at the request of Lectra, on the date or promptly following the date the registration statement is declared effective,
          (i) an opinion, dated as of such date, of counsel representing ModaCAD for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to Lectra, addressed to Lectra, and (ii) a "comfort" letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to Lectra.

          (d) Lectra as owner of Registrable Shares will furnish to ModaCAD in connection with any registration under this Section such information regarding itself, the Registrable Shares and other securities of ModaCAD held by it, and the intended method of disposition of such securities, as shall be reasonably required to effect the registration of the Registrable Shares held by Lectra. Lectra shall provide such data as of a specified date within fifteen (15) days of receipt of such request from ModaCAD and shall provide any applicable changes or amendments to such data as of the date of filing of any applicable registration statement. The intended method of disposition (Plan of Distribution) of such securities as so provided by Lectra shall be included without alteration in the Registration Statement covering the Registrable Shares and shall not be changed without the prior written consent of Lectra.

          (e) (i) ModaCAD shall indemnify, defend and hold harmless Lectra and each of its officers, directors, employees, agents, partners or controlling persons (within the meaning of the Act) (each, an "indemnified party") from and against, and shall reimburse such indemnified party with respect to, any and all claims, suits, demands, causes of action, losses, damages, liabilities, costs or expenses ("Liabilities") to which such indemnified party may become subject under the Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that ModaCAD shall not be liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or omission so made in conformity with information furnished by an indemnified party; provided further, that ModaCAD shall not be liable in any such case to the extent that such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) Lectra was subject to an obligation to send or deliver a copy of the prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities to the person asserting such Liability who purchased such Registrable Securities which are the subject matter thereof from Lectra and Lectra failed to do so, (ii) the prospectus would have corrected such untrue statement or omission and (iii) ModaCAD has delivered to Lectra sufficient copies of such final prospectus; and provided further, that ModaCAD shall not be liable in any such case to the extent that any Liability arises out of or is based upon an untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the prospectus and if, having previously been furnished by or on behalf of ModaCAD with copies of the prospectuses so amended or supplemented and having been obligated to deliver such prospectuses, Lectra thereafter failed to deliver such prospectus as so amended or supplemented, prior to or concurrently with the sale of Registrable Securities to the person asserting such Liability who purchased such Registrable Securities which are the subject thereof from Lectra.

          (ii) In the event of any registration under the Act of Registrable Securities pursuant to Subsection (b), Lectra hereby agrees to indemnify, defend and hold harmless ModaCAD, and its officers, directors, employees, agents, partners, or controlling persons (within the meaning of the Act) (each, an "indemnified party") from and against, and shall reimburse such indemnified party with respect to, any and all Liabilities to which such indemnified party may become subject under the Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, that Lectra will be liable in any such case to the extent, and only to the extent, that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus or amendment or supplement thereto in reliance upon and in conformity with information furnished by Lectra for use in the registration statement, and provided further that the total amounts payable in indemnity by Lectra pursuant to this clause (ii) shall not exceed the net proceeds received by Lectra under the registration giving rise to the liability.

          (iii) Promptly after receipt by any indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against another party (the "indemnifying party") hereunder, notify such party in writing thereof, but the omission so to notify shall not relieve the indemnifying party from any Liability which it may have to the indemnified party other than under this section and shall only relieve it from any Liability which it may have to the indemnified party under this section if and to the extent it is actually prejudiced by such omission. In case any such action shall be brought against any indemnified party and such indemnified party shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to the indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to the indemnified party under this section for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that if the defendants in any such action include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred.

          (iv) If the indemnification provided for in this Section 7(e) shall for any reason be unenforceable by an indemnified party, although otherwise available in accordance with its terms, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses with respect to which such indemnified party has claimed indemnification, in such proportion as to appropriate to reflect the relative fault of the indemnified party on the one hand and the indemnifying party on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the indemnifying party or the indemnified party, and such parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and Lectra agree that it would not be just and equitable if contribution pursuant hereto were to be determined by pro rata allocation or by any other method of allocation which does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to herein shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which in the subject hereof. In no case, however, shall Lectra be responsible for a portion of the contribution obligation in excess of the net proceeds to it of securities sold as contemplated herein. No person guilty of fraudulent misrepresentation  (within the meaning of Section  11(f) of the  Securities
     Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

          (f) (i) With respect to the inclusion of Registrable Securities in a registration statement pursuant to Subsection (b), all fees, costs and expenses of and incidental to such registration shall be borne by ModaCAD; provided, however, that Lectra shall bear Lectra's own expenses and share of the underwriting discounts and commissions, and transfer taxes, if any, incurred by Lectra in connection with such registration.

          (ii) The fees, costs and expenses of registration to be borne by ModaCAD as provided in this Subsection (f) shall include, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and accountants for ModaCAD. Fees and disbursements of counsel and accountants for Lectra shall be borne by Lectra."

     8. No Rights as Shareholder. Lectra, as holder of the Warrants, shall not be entitled to vote or receive dividends or be considered a shareholder of ModaCAD for any purpose, nor shall anything in this Warrant Certificate be construed to confer on Lectra, as such, any rights of a shareholder of ModaCAD or any right to vote, give or withhold consent to any corporate action, to receive notice of meetings of shareholders (except to the extent provided in Section 4(e)), to receive dividends or subscription rights or otherwise.

     9. Notices. All demands, notices, consents and other communications to be given hereunder shall be in writing and shall be deemed duly given when delivered personally or five days after being mailed by first class mail, postage prepaid, properly addressed, if to ModaCAD at ModaCAD, Inc., 3861 Sepulveda Boulevard, Culver City, California 90230, or if to Lectra at the last address appearing on the records of ModaCAD. ModaCAD and Lectra may change such address at any time or times by notice hereunder to the other.

     10. Representations and Warranties of ModaCAD. ModaCAD hereby represents and warrants to Lectra that:

          (a) All corporate action on the part of ModaCAD, its officers, directors and shareholders necessary for (a) the authorization, execution and delivery of, and the performance of all obligations of ModaCAD under, this Warrant, and (b) the authorization, issuance, reservation for issuance and delivery of all of the Common Stock issuable upon exercise of the Warrants, has been duly taken. This Warrant Certificate constitutes a valid and binding obligation of ModaCAD enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles. All consents, approvals and authorizations of, and registrations, qualifications and filings with, any federal or state governmental agency, authority or body, or any third party, required in connection with the execution, delivery and performance of this Warrant and the consummation of the transactions contemplated hereby and thereby have been obtained, except for filings and related actions to be taken as provided in Section 7 hereof.

          (b) ModaCAD is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as currently proposed to be conducted.

          (c) ModaCAD has duly filed with the SEC ModaCAD's annual report on Form 10-K for the year ended December 31, 1997 and its quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1998 (collectively, the "ModaCAD, Inc. SEC Reports"). As of their respective filing dates, the ModaCAD, Inc. SEC Reports complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and none of the SEC ModaCAD SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC.

          (d) Each of the consolidated financial statements (including, in each case, any related notes) contained in the ModaCAD, Inc. SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by SEC Form 10-Q) and presented fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements are subject to normal and recurring year-end adjustments which are not expected to be material in amount.

          (e) The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock. As of December 31, 1998: (i) 6,143,374 shares of common stock of the Company were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) 1,459,454 shares of Common Stock of the Company were reserved for issuance under the Company's 1995 Stock Option Plan, 467,454 shares of which were subject to options outstanding on such date; (iii) 643,849 shares of the Common Stock of the Company were reserved for issuance upon exercise of outstanding warrants. No material change in such capitalization has occurred between December 31, 1998 and the issuance date of this Warrant.

          (f) The execution and delivery by ModaCAD of this Warrant and compliance with the terms hereof will not, (a) conflict with, or result in any violation of or default under, any provision of ModaCAD's Articles of Incorporation or By-laws; or (b) conflict with, or result in any violation of or default under, any permit, concession, grant, franchise, law, rule or regulation, judgment, decree, order of any court or other governmental entity, agreement, contract, indenture or other instrument to which ModaCAD is a party or to which any of its property or assets is subject.

     11. Amendments; Waivers, Terminations, Governing Law; Headings. The Warrants and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The Warrants shall be governed by and construed and interpreted in accordance with the laws of the State of California. The headings in this Warrant Certificate are for convenience of reference only and are not part of the Warrants.

 Dated, March 3, 1999.

                                      MODACAD, INC.


                                  By:
                                  Name:  Maurizio Vecchione
                                  Title: President and Chief Operating Officer
Attest:


--------------------------------

RECEIPT ACKNOWLEDGED BY LECTRA:

By:
Name:
Title:

                                    EXHIBIT A

                                  MODACAD, INC.
                            3861 Sepulveda Boulevard
                          Culver City, California 90230

               Subscription Agreement for the Exercise of Warrants
         (To be completed and signed only upon exercise of the Warrants)

          The undersigned, the holder and registered owner of the attached Warrants, hereby irrevocably and unconditionally elects to exercise such Warrants and subscribes for the purchase of ________* shares of ModaCAD, Inc. (the "Company") common stock (the "Common Stock") pursuant to and in accordance with the terms and conditions of the Warrant Certificate attached hereto, and elects to effect a cash exercise and herewith tenders a check in the amount of $_________, in exchange for the Common Stock which should be delivered to the undersigned at the address stated below, and, if said number of shares of Common Stock shall not be all of the Common Stock purchasable hereunder, a new Warrant of like tenor for the balance of the remaining Common Stock purchasable hereunder should be delivered to the undersigned at the address stated below.

     The undersigned agrees that:

          (1) the undersigned will not offer, sell, transfer or otherwise dispose of any Common Stock unless either (a) a registration statement, or post-effective amendment thereto, covering Common Stock has been filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), such sale, transfer or other disposition is accompanied by a prospectus meeting the requirements of Section 10 of the Act forming a part of such registration statement, or post-effective amendment thereto, which is in effect under the Act covering the Common Stock to be so sold, transferred or otherwise disposed of, and all applicable state securities laws have been complied with, or (b) the undersigned has delivered to the Company a written opinion of counsel, addressed to the Company, which opinion is reasonably acceptable to the Company and its counsel, that such proposed offer, sale, transfer or other disposition of the Common Stock is exempt from the provisions of Section 5 of the Act in view of the circumstances of such proposed offer, sale, transfer or other disposition;

          (2) The Company may notify the transfer agent for Common Stock that the certificates for the Common Stock acquired by the undersigned are not to be transferred unless the transfer agent receives advice from the Company that one or both of the conditions referred to in (1)(a) and (1)(b) above have been satisfied; and

          (3) The Company may affix the following legend to the certificates for the Common Stock hereby subscribed for, if such legend is applicable:




     *Insert here the number of shares called for on the face of the Warrants (or in the case of partial exercise, that number of shares for which the Warrants are being exercised), without making any adjustment for additional Common Stock or any other securities or property which, under the adjustment provisions of the Warrants, may be deliverable upon exercise.

     THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE OFFERED AND SOLD UNLESS REGISTERED AND/OR QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES OR BLUE SKY LAWS OR AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS APPLICABLE. THEREFORE, NO SALE OR TRANSFER OF THIS SECURITY SHALL BE MADE, NO ATTEMPTED SALE OR TRANSFER SHALL BE VALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION SHALL HAVE BEEN DULY REGISTERED UNDER THE ACT AND QUALIFIED OR APPROVED UNDER APPROPRIATE STATE OR BLUE SKY LAWS, OR (B) THE ISSUER SHALL HAVE FIRST RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION, QUALIFICATION OR APPROVAL IS NOT REQUIRED.



Dated:


LECTRA

By:

Name:

Title:

                                    EXHIBIT B

                                  MODACAD, INC.
                            3861 Sepulveda Boulevard
                          Culver City, California 90230

                    Notice of Commitment to Exercise Warrants
                                       and
                  Request for Registration of Underlying Shares

     The undersigned, the holder and registered owner of the attached Warrants, hereby (i) tenders to ModaCAD, Inc. (the "Company") its notice of commitment to exercise such Warrants and subscribe for the purchase of ____________* shares of the Company's common stock (the "Common Stock") pursuant to and in accordance with the terms and provisions of the Warrant Certificate attached hereto (the "Warrant Certificate"), (ii) requests that the Company file a registration statement on Form S-3 (or other applicable SEC Form as the Company in its absolute discretion may elect to use for such purpose) covering the resale of all Registrable Shares (as such term is defined in the Warrant Certificate) and
(iii) agrees to, upon effectiveness of such registration statement, deliver to the Company an executed Subscription Agreement attached as Exhibit A to the Warrant Certificate, and the Aggregate Exercise Price (as such term is defined in the Warrant Certificate), subject to the revocability provisions of Section 7(b)(i) of the Warrant Certificate as set forth in the following paragraph.

     This Notice of Commitment to Exercise Warrants and Request for Registration of Underlying Shares ("Notice of Commitment") shall be binding and irrevocable unless the price of the Company's Common Stock on the date of effectiveness of such registration statement is either (A) below the Exercise Price (as such term is defined in the Warrant Certificate attached hereto) or (B) equal to or less than eighty percent (80%) of the closing sale price of the Common Stock for the trading day on which the Company receives this Notice of Commitment (or if the day of receipt is not a trading day, the immediately preceding such trading day), as reported by the Nasdaq Stock Market or other national trading exchange on which the ModaCAD Common Stock is listed for trading.

Dated:


LECTRA

By:

Name:

Title:


     *Insert here the number of shares called for on the face of the Warrants (or in the case of partial exercise, that number of shares for which the Warrants are being exercised), without making any adjustment for additional Common Stock or any other securities or property which, under the adjustment provisions of the Warrants, may be deliverable upon exercise.

                                 Exhibit 7.01(i)

                      Form of Opinion of Counsel to Seller


1. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

2. Seller has all requisite corporate power and authority to enter into the Agreement and each of the Collateral Agreements, to carry out its obligations under the Agreement and each of the Collateral Agreements and to consummate the transactions contemplated thereby. The execution and delivery of the Agreement and the Collateral Agreements, the consummation of the transactions contemplated thereby and the performance by Seller of its obligations thereunder have been duly authorized by all necessary corporate action on the part of Seller. The Agreement and each Collateral Agreement constitute the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

3. The execution and delivery by Seller of the Agreement and each Collateral Agreement, and the consummation by Seller of the transactions contemplated thereby and compliance with the terms thereof will not, (a) conflict with, or result in any violation of or default under, any provision of Seller's Articles of Incorporation, By-laws or other organizational documents; (b) conflict with, or result in any violation of or default under, (i) any law, rule or regulation,
(ii) any permit, judgment, decree, order of any court or other Governmental Entity, agreement, contract, indenture or other instrument known to such counsel (including without limitation the Assumed Contracts) to which Seller is a party or to which any of its property or assets is subject; (c) terminate or modify, or give any Person the right to terminate or modify, the provisions or terms of any Assumed Contract; or (d) to such counsel's knowledge, result in the creation of, or give any Person the right to create, a Security Interest in the Assets.

4. The execution and delivery of the Agreement and each Collateral Agreement and the consummation of the transactions contemplated thereby by Seller will not require the consent, approval, order or authorization of any Governmental Entity, Regulatory Authority or other Person under any statute, law, rule or regulation, or under any permit, license, agreement, indenture or other instrument known to such counsel to which Seller is a party or to which any of its properties or assets are subject, and no declaration, filing or registration with any Governmental Entity or Regulatory Authority is required or advisable by Seller in connection with the execution and delivery of the Agreement and each Collateral Agreement, the consummation of the transactions contemplated thereby, or the performance by Seller of its obligations thereunder.

5. To the knowledge of such counsel, there is no action, suit, investigation, arbitration or proceeding pending or threatened against or affecting Seller's rights in and to, or otherwise involving, the Assets, the ModaCAD CAD Core Technology or the ModaCAD Cataloguing Products (including without limitation no charge of patent, copyright and/or trademark infringement), by or before any Governmental Entity, or any Basis in fact therefor known to such counsel, whether at law or in equity. To the knowledge of such counsel, Seller is not subject to any outstanding injunction, judgment, order, decree, ruling or charge which could reasonably be expected to have a Material Adverse Effect.

                                 Exhibit 7.02(f)

                       Form of Opinion of Counsel to Buyer

1. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

2. Buyer has all requisite corporate power and authority to execute and deliver the Agreement and each of the Collateral Agreements, to perform fully its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery by Buyer of the Agreement and each of the Collateral Agreements, the performance by Buyer of its obligations thereunder, and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of Buyer. The Agreement and each Collateral Agreement constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

3. Neither the execution and delivery by Buyer of the Agreement or any of the Collateral Agreements nor the consummation of the transactions contemplated thereby by Buyer will (i) conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under,
(A) the Certificate of Incorporation, By-Laws of Buyer, (B) any law or statute or (C) any regulation, order, judgment or decree applicable to Buyer and known to us; or (ii) require Buyer to obtain any authorization, consent, approval or waiver from, to give notification to, or to make any filing (other than filing to qualify as a foreign corporation where necessary) with, any Governmental Entity or Regulatory Authority.

                                 Exhibit 7.02(g)

                             MUTUAL GENERAL RELEASE


     WHEREAS, Lectra Systems Inc., a New York corporation ("Lectra") is purchasing certain assets (the "Assets") from ModaCAD, Inc., a California corporation ("ModaCAD"), pursuant to the terms of an Agreement entered into as of March 3, 1999 and made effective as of December 31, 1998 (the "Basic Agreement"); and

     WHEREAS, ** is ** of ** , a Michigan corporation ( ** ); and

     WHEREAS, ** has made certain assertions concerning acts by ModaCAD, its officers and employees that might give rise to a claim by ** against ModaCAD relating to United States Patents Nos. ** , (the "Patents"); and

     WHEREAS, ModaCAD has denied that there is any basis for any claim by ** against ModaCAD, it officers and employees for patent infringement; and

     WHEREAS, ModaCAD has made certain assertions concerning acts by ** and its affiliates, their officers and employees that might give rise to a claim by ModaCAD against ** and its affiliates, their officers and employees relating to certain patents owned by ModaCAD; and

     WHEREAS, ** has denied that there is any basis for any claim by ModaCAD against ** and its affiliates, officers and employees for patent infringement; and

     WHEREAS, pursuant to the ** , ** is purchasing and/or licensing assets used by ** in the conduct of the business which ** asserted violated the Patents; and

     WHEREAS, ModaCAD has requested, in connection with the transactions contemplated by the Basic Agreement, that ** release it from any claims that ModaCAD's use of the ** (as such term is defined in the Basic Agreement, but excluding any enhancements thereto after the date hereof) prior to the date hereof violated the Patents;


-------------------------------
**The material deleted has been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Commission.

     NOW, in consideration of the premises set forth above and the promises set forth below and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1. ** , on behalf of itself and its parents and subsidiaries (including, but not limited to, ** ) (herein collectively referred to as " ** Releasor") hereby releases ModaCAD and the officers, directors, employees and agents of ModaCAD (herein collectively referred to as "ModaCAD Releasee") from any and all causes of action, suits, demands, damages, liabilities and claims that ModaCAD's use of the ** (excluding any enhancements thereto after the date hereof) as it exists on the date hereof violates the Patents which any ** Releasor ever had, now has or hereafter may have against any ModaCAD Releasee, whether presently known or unknown. Each ** Releasor acknowledges that it may have sustained, and may in the future sustain, damages, expenses or losses which are presently unknown or not suspected and that such damages, expenses or losses, if any, may give rise to additional damages, expenses or losses in the future which are not now anticipated. Each ** Releasor hereby expressly waives any and all rights that it may have had under any statute or common law principle which would limit the effect of the foregoing release to those claims actually known or suspected to exist at the time of execution of this General Release.

     2. ModaCAD, on behalf of itself (including its predecessors in interest) and its parents, subsidiaries and affiliates (herein collectively referred to as "ModaCAD Releasor") hereby releases ** , its parents, subsidiaries and affiliates (including but not limited to ** ) and the officers, directors, employees and agents of each such entity (herein collectively referred to as " ** Releasee") from any and all causes of action, suits, demands, damages, liabilities and claims which any ModaCAD Releasor ever had, now has or hereafter may have against any ** Releasee, whether presently known or unknown (i) relating to the assertion that the use of the ** violated the Patents or any assertion of patent infringement or (ii) that the conduct by any ** Releasee of its business infringed any of the ** as in effect as of the date hereof. Each ModaCAD Releasor acknowledges that it may have sustained, and may in the future sustain, damages, expenses or losses which are presently unknown or not suspected and that such damages, expenses or losses, if any, may give rise to additional damages, expenses or losses in the future which are not now anticipated. Each ModaCAD Releasor hereby expressly waives any and all rights that it may have had under any statute or common law principle which would limit the effect of the foregoing release to those claims actually known or suspected to exist at the time of execution of this General Release.

     3. Each party represents and warrants that:

          (i) the person executing this Mutual General Release on its behalf is an officer of the party with authority to execute this document;

          (ii) the party has not assigned or transferred any claim against the other party;

          (iii) no person or entity other than the party hereto giving the release has any interest in any claim that is released; and

          (iv) the party has had an opportunity to consult with and be advised by counsel in connection with its execution of this Mutual General Release.


-------------------------------
**The material deleted has been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Commission.

     4. This Mutual General Release will be governed by the substantive laws of the State of New York without regard to its conflict of laws principles.

     5. This Mutual General Release may be executed in counterparts and will become effective on the exchange of such counterparts and such exchange may occur by FAX.

     6. This Mutual General Release shall be binding on any and all successors and assigns of, and successors in interest to, the parties hereto.

Dated: March 3, 1999
                                             MODACAD, INC.


                                      By:
                                         ---------------------------------------
                                           An Authorized Officer Thereof





                                      By:
                                         ---------------------------------------
                                           An Authorized Officer Thereof